0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Privat e Equ ity Real Esta te Strate gic Initi atives BUSINES S SECTOR PALETTE GENERA L PALE TTE Earnings Presentation Fourth Quarter and Full Year 2023 Exhibit 99.2

0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Privat e Equ ity Real Esta te Strate gic Initi atives BUSINES S SECTOR PALETTE GENERA L PALE TTE 2 Important Notice This presentation is prepared for Ares Management Corporation (“Aresˮ) (NYSE: ARES) for the benefit of its public stockholders. This presentation is solely for information purposes in connection with evaluating the business, operations and financial results of Ares and certain of its affiliates. Any discussion of specific Ares entities is provided solely to demonstrate such entities’ role within the Ares organization and their contribution to the business, operations and financial results of Ares. This presentation may not be referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by Ares. This presentation contains “forward looking statementsˮ within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Forward-looking statements can be identified by the use of forward-looking words such as “outlook,ˮ “believes,ˮ “expects,ˮ “potential,ˮ “continues,ˮ “may,ˮ “will,ˮ “should,ˮ “seeks,ˮ “predicts,ˮ “intends,ˮ “plans,ˮ “estimates,ˮ “anticipates,ˮ “foreseesˮ or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Ares, as well as those described in the “Risk Factorsˮ section of our filings with the Securities and Exchange Commission (“SECˮ). These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in our periodic filings. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Ares assumes no obligation to update or revise any such forward-looking statements except as required by law. Certain information discussed in this presentation was derived from third party sources and has not been independently verified and, accordingly, Ares makes no representation or warranty in respect of this information and assumes no responsibility for independent verification of such information. The following slides contain summaries of certain financial and statistical information about Ares. The information contained in this presentation is summary information that is intended to be considered in the context of Ares’ SEC filings and other public announcements that Ares may make, by press release or otherwise, from time to time. Ares undertakes no duty or obligation to publicly update or revise these statements or other information contained in this presentation. In addition, this presentation contains information about Ares, its affiliated funds and certain of their respective personnel and affiliates, and their respective historical performance. You should not view information related to the past performance of Ares and its affiliated funds as indicative of future results. Certain information set forth herein includes estimates and targets and involves significant elements of subjective judgment and analysis. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized. Further, certain fund performance information, unless otherwise stated, is before giving effect to management fees, carried interest or incentive fees and other expenses. This presentation does not constitute, and shall not be construed as, an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice, or any other service by Ares of any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Ares or its advisors. Management uses certain non-GAAP financial measures, including Assets Under Management, Fee Paying Assets Under Management, Fee Related Earnings and Realized Income to evaluate Ares’ performance and that of its business segments. Management believes that these measures provide investors with a greater understanding of Ares’ business and that investors should review the same supplemental non-GAAP financial measures that management uses to analyze Ares’ performance. The measures described herein represent those non-GAAP measures used by management, in each case, before giving effect to the consolidation of certain funds within its results in accordance with GAAP. These measures should be considered in addition to, and not in lieu of, Ares’ financial statements prepared in accordance with GAAP. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in the Glossary. Amounts and percentages may reflect rounding adjustments and consequently totals may not appear to sum. For the definitions of certain terms used in this presentation, please refer to the “Glossaryˮ slide in the appendix. The results contained in this presentation are made as of December 31, 2023, unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any interpretation that there has been no change in the facts set forth in this presentation since that date.

0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Privat e Equ ity Real Esta te Strate gic Initi atives BUSINES S SECTOR PALETTE GENERA L PALE TTE 3 Assets Under Management Q4-23 and FY-23 Financial Results Corporate Actions Recent Developments Fourth Quarter and Full Year 2023 Highlights 1. Net inflows of capital represents gross capital commitments less redemptions. 2. Unconsolidated management fees includes $12.4 million and $48.2 million from Consolidated Funds that are eliminated upon consolidation for Q4-23 and FY-23, respectively and excludes management fees attributable to certain joint venture partners. Unconsolidated other fees represents $22.0 million and $92.1 million for Q4-23 and FY-23, respectively and excludes administrative fees that are presented as a reduction to respective expenses and administrative fees attributable to certain joint venture partners. • Total Assets Under Management (“AUMˮ) of $418.8 billion • Total Fee Paying AUM (“FPAUMˮ) of $261.7 billion • Available Capital of $111.4 billion • AUM Not Yet Paying Fees available for future deployment of $62.9 billion • Raised $21.1 billion and $74.5 billion in gross new capital with net inflows of capital(1) of $19.2 billion and $68.3 billion for Q4-23 and FY-23, respectively • Capital deployment of $24.0 billion and $68.1 billion during Q4-23 and FY-23, respectively, including $15.4 billion and $42.5 billion, respectively by our drawdown funds for these periods • On October 2, 2023, Ares completed the acquisition of Crescent Point Capital (“Crescent Pointˮ), a leading Asia- focused private equity firm, increasing AUM by $3.7 billion. The activities of Crescent Point are presented within the APAC private equity strategy within the Private Equity Group • GAAP net income attributable to Ares Management Corporation of $174.0 million and $474.3 million, respectively • GAAP basic earnings per share of Class A and non-voting common stock of $0.88 and $2.44, respectively and diluted earnings per share of Class A and non-voting common stock of $0.86 and $2.42, respectively • GAAP management fees of $697.8 million and $2,551.2 million, respectively • Unconsolidated management fees and other fees of $725.4 million and $2,663.6 million, respectively(2) • Fee Related Performance Revenues of $173.5 million and $180.4 million, respectively • Fee Related Earnings of $368.7 million and $1,163.7 million, respectively • Realized Income of $434.6 million and $1,265.5 million, respectively • After-tax Realized Income of $1.21 and $3.65 per share of Class A and non-voting common stock, respectively • Declared quarterly dividend of $0.93 per share of Class A and non-voting common stock, which is payable on March 29, 2024 to shareholders of record as of March 15, 2024 • Fee Related Performance Revenues of $173.5 million and $180.4 million, respectively [SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK]

4 $ in billions Q4 2023 FY 2023 Full Year Commentary Credit Group U.S. Direct Lending $3.7 $18.5 Equity and debt commitments to various funds, including equity commitments of $8.3 billion and debt commitments of $2.0 billion for our third U.S. senior direct lending fund Business Development Companies 1.8 6.0 Capital raised by ARCC and affiliates of $3.8 billion and capital raised by ASIF of $2.2 billion European Direct Lending 4.6 16.3 Equity and debt commitments to various funds, including equity commitments of $10.2 billion and debt commitments of $2.7 billion for our sixth European direct lending fund Alternative Credit 0.9 8.8 Equity commitments to various funds, including total equity commitments of $6.6 billion for Ares Pathfinder II, L.P. (“Pathfinder IIˮ) and equity commitments of $1.0 billion and debt commitments of $0.4 billion for an open- ended core alternative credit fund Liquid Credit 1.0 2.8 Equity commitments to various funds CLOs 0.9 2.0 Closed three new U.S. CLOs and one new European CLO Asia Credit 0.1 0.6 Equity and debt commitments to various funds, including final equity commitments of $0.2 billion for Ares SSG Capital Partners VI, L.P. (“SSG Fund VIˮ), bringing total commitments to $2.4 billion Other 0.1 0.4 Unallocated equity commitments to the platform Total Credit Group $13.1 $55.4 Private Equity Group Corporate Private Equity $1.4 $1.5 Equity commitments to various funds, including $1.4 billion to our seventh corporate private equity fund Other 0.1 0.1 Unallocated equity commitments to the platform Total Private Equity Group $1.5 $1.6 Real Assets Group U.S. Real Estate Equity $0.9 $1.9 Equity commitments to various funds, including $1.7 billion to our fourth U.S. opportunistic real estate equity fund Non-traded REITs 0.3 1.3 Capital raised of $0.7 billion by AIREIT and $0.6 billion by AREIT Infrastructure Opportunities 0.5 1.2 Equity commitments to our second climate infrastructure fund European Real Estate Equity 0.6 1.1 Equity and debt commitments to various funds, including final equity commitments of $0.1 billion for Ares European Real Estate Fund VI, L.P. (“EF VIˮ), bringing total commitments to $1.7 billion Real Estate Debt 0.3 1.0 Equity and debt commitments to various funds Infrastructure Debt 0.4 0.4 Equity commitments to an infrastructure debt vehicle Total Real Assets Group $3.0 $6.9 Secondaries Group Credit Secondaries $0.4 $1.3 Equity commitments to various funds Real Estate Secondaries 0.4 0.9 Equity commitments to various funds, including final equity commitments of $0.8 billion for Landmark Real Estate Fund IX, L.P. (“LREF IXˮ), bringing total commitments to $3.3 billion Infrastructure Secondaries 0.5 0.7 Equity commitments to our third infrastructure secondaries fund Private Equity Secondaries 0.5 0.6 Capital raised of $0.3 billion by APMF and equity commitments to various funds Other — 0.1 Unallocated equity commitments to the platform Total Secondaries Group $1.8 $3.6 Other Insurance $1.7 $6.5 Additional managed assets Ares Acquisition Corporation II (NYSE: AACT) (“AAC IIˮ) — 0.5 Capital raised in the initial public offering for our second special purpose acquisition company Total Other $1.7 $7.0 Total $21.1 $74.5 Gross New Capital Commitments(1) 1. Represents gross new capital commitments during the period presented, including equity and debt commitments, and gross inflows into our open-ended managed accounts, publicly-traded vehicles and non-traded vehicles. Commitments denominated in currencies other than U.S. dollar have been converted at the prevailing quarter-end exchange rate. 0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Private Equity Real Estate Strategic Initiatives CHECKS: 1) is the order of segments listed from largest to smallest by segment? 2) check for any final closes and funds that can now be named (need full legal name) - include final close amount

5 Q4-22 Q3-23 Q4-23 Assets Under Management 1. AUM amounts include vehicles managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and a SEC-registered investment adviser (“IHAMˮ). AUM as of December 31, 2023 was $418.8 billion, an increase of 19% from prior year(1) • The increase of $66.8 billion was primarily driven by: ◦ commitments to U.S. direct lending funds, our sixth European direct lending fund and Pathfinder II within Credit; ◦ additional managed assets in our insurance platform; and ◦ the acquisition of Crescent Point and commitments to our seventh corporate private equity fund within Private Equity FPAUM as of December 31, 2023 was $261.7 billion, an increase of 13% from prior year • The increase of $30.6 billion was primarily driven by: ◦ the deployment of capital in funds across our U.S. and European direct lending, alternative credit and special opportunities strategies FPAUM Q4-22 Q3-23 Q4-23 Credit Private Equity Real Assets Secondaries Other ($ in billions) ($ in billions) 0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Private Equity Real Estate Strategic Initiatives AUM $225.6 $34.7 $66.1 $22.0 $3.6 $352.0 $394.9 $4.6 $23.2 $63.9 $34.3 $284.8 $39.1 $65.4 $24.7 $4.8 $418.8 $231.1 $2.0 $17.7 $41.6 $18.5 $151.3 $2.6 $167.0 $19.4 $40.8 $17.9 $247.7 $176.8 $21.6 $41.3 $19.1 $2.9 $261.7 [SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK] $268.9

6 Q4-22 Q3-23 Q4-23 $0.3 Perpetual Capital Perpetual Capital AUM Perpetual Capital as of December 31, 2023 was $104.3 billion, an increase of 13% from prior year • The increase of $11.6 billion was primarily driven by: ◦ commitments in our U.S. direct lending and alternative credit strategies, capital raised by our business development companies and additional managed assets in our insurance platform Perpetual Capital by Type ($ in billions) (2)($ in billions) Credit Real Assets Secondaries Other $3.6 $4.2 $0.9$0.5 $2.6 $61.6 $72.3 $72.3 $28.2 $27.3 $26.9 $92.7 $103.7 $104.3 Q4-22 Q3-23 Q4-23 Publicly-Traded Vehicles Private Commingled Vehicles Managed Accounts Non-Traded Vehicles $103.7 $26.7 $20.8 $25.3 $30.9 $31.5 $22.9 $22.3 $27.6 $104.3 $92.7 $21.9 $19.1 $22.2 $29.5 [SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK]

7 8% 7% 5% 5% 62% 13% 26% 8% 6% 5% 50% 5% AUM and Management Fees by Type 87% 1. Long-dated funds generally have a contractual life of five years or more at inception. For the year ended December 31, 2023: • 87% of assets under management were perpetual capital or long-dated funds • 95% of management fees were earned from perpetual capital or long-dated funds AUM by Type Management Fees by Type 95% Perpetual Capital - Publicly-Traded Vehicles Perpetual Capital - Private Commingled Vehicles Perpetual Capital - Managed Accounts Perpetual Capital - Non-Traded Vehicles Long-Dated Funds(1) Other [SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK]

8 $84.6 $104.6 Q4-22 Q3-23 Q4-23 Available Capital and AUM Not Yet Paying Fees Available Capital as of December 31, 2023 was $111.4 billion, an increase of 32% from prior year • The increase of $26.8 billion was primarily driven by: ◦ commitments to the U.S. and European direct lending and alternative credit strategies AUM Not Yet Paying Fees as of December 31, 2023 was $74.3 billion, an increase of 45% from prior year • The increase of $23.2 billion was primarily driven by: ◦ commitments to the U.S. and European direct lending and alternative credit strategies Available Capital AUM Not Yet Paying Fees Q4-22 Q3-23 Q4-23 ($ in billions) ($ in billions) Credit Private Equity Real Assets Secondaries Other $1.0 $1.0 $50.1 $8.3 $17.4 $7.8 $8.1 $15.9 $6.8 $72.8 $111.4 $0.5 $9.0 $16.8 $8.0 $77.1 $34.7 $5.6 $7.4 $3.4 $51.1 $74.3 $3.3 $7.7 $5.4 $57.9 $74.3 $3.3 $7.0 $6.2 $57.8 [SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK]

9 $62.9 $10.7 $0.7 $52.0 $3.6 $5.6 $1.7 AUM Not Yet Paying Fees Available for Future Deployment AUM Not Yet Paying Fees As of December 31, 2023, AUM Not Yet Paying Fees includes $62.9 billion of AUM available for future deployment that could generate approximately $621.6 million in potential incremental annual management fees(1) • The $62.9 billion of AUM Not Yet Paying Fees available for future deployment primarily includes $26.4 billion in U.S. direct lending funds, $13.6 billion in European direct lending funds, $9.1 billion in alternative credit funds, $2.8 billion in Asia credit funds, $2.2 billion in special opportunities funds, $1.8 billion in infrastructure debt funds and $1.4 billion in real estate debt funds 1. No assurance can be made that such results will be achieved or capital will be deployed. Assumes the AUM Not Yet Paying Fees as of December 31, 2023 is invested and such fees are paid on an annual basis. Does not reflect any associated reductions in management fees from certain existing funds, some of which may be material. Reference to the $621.6 million includes approximately $26.3 million in potential incremental management fees from deploying cash and a portion of undrawn/available credit facilities at ARCC in excess of its leverage at December 31, 2023. Note that no potential Part I Fees are reflected in any of the amounts above. 2. Capital available for deployment for follow-on investments represents capital committed to funds that are past their investment periods but have capital available to be called for follow-on investments in existing portfolio companies. As of December 31, 2023, capital available for deployment for follow-on investments could generate approximately $101.5 million in additional potential annual management fees. There is no assurance such capital will be invested. ($ in billions)($ in billions) Capital Available for Future Deployment Capital Available for Deployment for Follow-on Investments (2) Funds in or Expected to Be in Wind-down AUM Not Yet Paying Fees Credit Private Equity Real Assets Secondaries $62.9 $74.3 Footnote 1: target leverage of ARCC is 1.25x Q4: ARCC potential incremental mfees was 0 as of 12/31, per ashley the target leverage rate was 1.25 and they were currently above that target, so nothing more to deploy if 0, to remove “Reference to the $621.6 million includes approximately $26.3 million in potential incremental management fees from deploying cash and a portion of undrawn/ available credit facilities at “ [SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK]

10 Q4-22 Q3-23 Q4-23 $15.1 Incentive Eligible AUM and Incentive Generating AUM ($ in billions) ($ in billions) Credit Private Equity Real Assets Secondaries Other Total Incentive Generating AUM $69.6 $25.1 $14.7 $7.4 $0.5 $117.3 + Uninvested IEAUM 54.6 9.1 10.8 7.0 0.5 82.0 + IEAUM below hurdle 6.0 0.6 14.7 0.7 — 22.0 ‘+ Part II Fees below Hurdle(2) 23.1 — — — — 23.1 Incentive Eligible AUM $153.3 $34.8 $40.2 $15.1 $1.0 $244.4 Credit Private Equity Real Assets Secondaries Other 1. Incentive Generating AUM includes $25.6 billion of AUM from funds generating incentive income that is not recognized by Ares until such fees are crystallized or no longer subject to reversal. 2. Represents Incentive Eligible AUM associated with Part II Fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of Part II Fees paid in all prior years since inception. Incentive Eligible AUM Incentive Eligible AUM as of December 31, 2023 was $244.4 billion, an increase of 20% from prior year • The increase of $40.7 billion was primarily driven by: ◦ commitments to funds across our U.S. and European direct lending and alternative credit strategies Incentive Generating AUM(1) as of December 31, 2023 was $117.3 billion, an increase of 11% from prior year • The increase was primarily driven by increases in net asset values of certain credit funds resulting in returns exceeding hurdle rates, as well as deployment of capital within credit funds that are generating returns in excess of their hurdle rates as of December 31, 2023 Of the $162.4 billion of Incentive Eligible AUM that is currently invested, 72% is Incentive Generating AUM • Excluding the Incentive Eligible AUM associated with Part II Fees,(2) which are based on capital gains from the largely debt oriented ARCC portfolio, 84% of Incentive Eligible AUM that is currently invested is Incentive Generating AUM Q4-23 Incentive Generating to Incentive Eligible AUM Reconciliation Consider hurdle rate for ARCC Part II fees in future periods. Discuss when ~2%. 5.2% for Q2 2020, removed. 4.0% for Q3 2020, 3% for Q4 2020, 3.11% for Q4 2022, 3.59% for Q1 2023, 3.73% for Q2 2023, 3.2% for Q3 2023 and 3.5% for Q4 2023 1. Represents Incentive Eligible AUM associated with ARCC Part II Fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of Part II Fees paid in all prior years since inception. • The $117.3 billion Incentive Generating AUM includes $0.0 billion relating to ARCC Part II fees • As of December 31, 2023, this calculation resulted in ARCC trailing the required hurdle for payment to Ares of any ARCC Part II Fees by 0% of the value of the underlying portfolio. $40.2 $1.0 $145.5 $34.8 $39.4 $33.1 $14.0 $116.8 $33.3 $39.3 $203.7 $233.4 $244.4 $13.3 $1.0 $1.4 $153.3 [SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK] 1. Includes $22.3 billion of perpetual capital IGAUM that will generate fee related performance revenues, composed of $18.3 billion within the Credit Group, $3.1 billion within the Real Assets Group and $0.9 billion within the Secondaries Group.

11 Fee Related Performance Revenues Fee related performance revenues were $180.4 million during FY-23, generated primarily in our U.S. and European direct lending strategies U.S. Real Estate Equity U.S. Direct Lending European Direct Lending Real Estate Debt Private Equity Secondaries Alternative Credit IGAUM by Strategy for Funds Generating Fee Related Performance Revenues ($ in billions) FY-22 FY-23 $5.6 $6.2 $9.5 $0.8 $8.3 $6.2 $3.3 $0.7 $0.3 $18.5 Net Fee Related Performance Revenues(1) by Strategy ($ in millions) FY-22 FY-23 $10.0 $1.3 $14.8 $0.1 $10.0 $1.3 $63.8 $90.0 $90.0 $22.4 [SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK] 1. Fee related performance revenues by strategy is presented net of the associated fee related performance compensation. $7.1 $0.9 $16.2 $0.5 $44.6 $69.4 $0.1

12 Q4-23 Gross Capital Deployment Capital Deployment(1) ($ in billions) 1. Capital deployment figures include deployment from perpetual capital vehicles. Capital Deployment in Drawdown Funds ($ in billions) Total Gross Invested Capital during Q4-23 was $24.0 billion compared to $21.8 billion during Q4-22 • $15.4 billion was related to deployment by our drawdown funds in Q4-23 compared to $14.9 billion in Q4-22 ◦ Of our drawdown funds, the most active investment strategies were U.S. and European direct lending and alternative credit • Deployment by our perpetual capital vehicles was $8.2 billion in Q4-23 compared to $7.8 billion in Q4-22 ◦ Of our perpetual capital vehicles, the most active investment strategies were U.S. direct lending and alternative credit Total Gross Invested Capital during FY-23 was $68.1 billion compared to $79.8 billion during FY-22 • $42.5 billion was related to deployment by our drawdown funds in FY-23 compared to $51.5 billion in FY-22 • Deployment by our perpetual capital vehicles was $25.4 billion in FY-23 compared to $28.1 billion in FY-22 FY-22 FY-23 Credit Private Equity Real Assets SecondariesCredit Private Equity Real Assets Secondaries Other $24.0 $35.9 $5.1 $51.5 $7.6 $29.9 $4.3 $42.5 $6.3 $2.0 $2.9 $19.9 $1.4 $1.8 $0.8 $0.1

GAAP Statements of Operations

$ in thousands, except share data	Quarter ended December 31, 2023	Quarter ended December 31, 2022	Year ended December 31, 2023	Year ended December 31, 2022
Revenues				
Management fees	$697,846	$590,083	$2,551,150	$2,136,433
Carried interest allocation	76,751	40,233	618,579	458,012
Incentive fees	243,300	271,208	276,627	301,187
Principal investment income (loss)	(2,469)	(3,242)	36,516	12,279
Administrative, transaction and other fees	38,553	39,442	149,012	147,532
Total revenues	1,053,981	937,724	3,631,884	3,055,443
Expenses				
Compensation and benefits	390,865	343,559	1,486,698	1,498,590
Performance related compensation	205,532	202,011	607,522	518,829
General, administrative and other expenses	158,806	132,815	660,146	695,256
Expenses of Consolidated Funds	15,321	8,046	43,492	36,410
Total expenses	770,524	686,431	2,797,858	2,749,085
Other income (expense)				
Net realized and unrealized gains (losses) on investments	72,347	(6,033)	77,573	4,732
Interest and dividend income	7,995	4,335	19,276	9,399
Interest expense	(29,476)	(20,182)	(106,276)	(71,356)
Other income, net	5,887	2,925	4,819	13,119
Net realized and unrealized gains on investments of Consolidated Funds	73,983	65,355	262,700	73,386
Interest and other income of Consolidated Funds	282,553	190,449	995,545	586,529
Interest expense of Consolidated Funds	(213,646)	(145,333)	(754,600)	(411,361)
Total other income, net	199,643	91,516	499,037	204,448
Income before taxes	483,100	342,809	1,333,063	510,806
Income tax expense	59,553	49,619	172,971	71,891
Net income	423,547	293,190	1,160,092	438,915
Less: Net income attributable to non-controlling interests in Consolidated Funds	99,633	70,633	274,296	119,333
Net income attributable to Ares Operating Group entities	323,914	222,557	885,796	319,582
Less: Net income (loss) attributable to redeemable interest in Ares Operating Group entities	558	(886)	226	(851)
Less: Net income attributable to non-controlling interests in Ares Operating Group entities	149,406	105,950	411,244	152,892
Net income attributable to Ares Management Corporation Class A and non-voting common stockholders	$173,950	$117,493	$474,326	$167,541
Net income per share of Class A and non-voting common stock:				
Basic	$0.88	$0.64	$2.44	$0.87
Diluted	$0.86	$0.62	$2.42	$0.87
Weighted-average shares of Class A and non-voting common stock:				
Basic	189,762,660	176,996,146	184,523,524	175,510,798
Diluted	201,161,788	189,829,639	195,773,426	175,510,798

13

ARES

RI and Other Measures Financial Summary

$ in thousands, except share data (and as otherwise noted)	Quarter ended December 31, 2023	2022	% Change	Year ended December 31, 2023	2022	% Change
Management fees[1]	$703,493	$592,958	19%	$2,571,513	$2,152,528	19%
Fee related performance revenues	173,512	224,384	(23)	180,449	239,425	(25)
Other fees	21,952	24,947	(12)	92,109	94,562	(3)
Compensation and benefits expenses[2]	(416,585)	(414,260)	(1)	(1,276,115)	(1,172,504)	(9)
General, administrative and other expenses	(113,646)	(92,286)	(23)	(404,215)	(319,661)	(26)
Fee Related Earnings	**368,726**	**335,743**	**10**	**1,163,741**	**994,350**	**17**
Realized net performance income	77,397	91,025	(15)	133,493	143,480	(7)
Realized net investment loss	(11,550)	(8,445)	(37)	(31,706)	(6,803)	NM
Realized Income	**434,573**	**418,323**	**4**	**1,265,528**	**1,131,027**	**12**
After-tax Realized Income[3]	**$400,382**	**$388,740**	**3**	**$1,185,714**	**$1,061,747**	**12**
After-tax Realized Income per share of Class A and non-voting common stock[4]	**$1.21**	**$1.21**	**—**	**$3.65**	**$3.35**	**9**

Other Data						
Fee Related Earnings margin[5]	**41.0%**	**39.9%**		**40.9%**	**40.0%**	
Effective management fee rate[6]	**1.02%**	**1.02%**		**1.01%**	**0.99%**	

1. Includes Part I Fees of $104.6 million and $87.5 million for Q4-23 and Q4-22, respectively, and $369.1 million and $266.2 million for FY-23 and FY-22, respectively.
2. Includes fee related performance compensation of $108.0 million and $139.7 million for Q4-23 and Q4-22, respectively, and $111.0 million and $149.5 million for FY-23 and FY-22, respectively.
3. For Q4-23, Q4-22, and FY-23, FY-22, after-tax Realized Income includes current income tax related to: (i) entity level taxes of $9.8 million, $4.9 million and $28.6 million, $17.2 million, respectively, and (ii) corporate level tax expense of $24.4 million, $24.7 million and $51.2 million, $52.0 million, respectively. For more information regarding after-tax RI, please refer to the "Glossary" slide in the appendix.
4. Calculation of after-tax Realized Income per share of Class A and non-voting common stock uses the total average shares of Class A and non-voting common stock outstanding and the proportional dilutive effects of the Ares' equity-based awards. Please refer to slide 27 for additional details.
5. Fee related earnings margin represents the quotient of fee related earnings and the sum of segment management fees, fee related performance revenues and other fees.
6. Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the periods presented. The effective rate shown excludes the effect of one-time catch-up fees.

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15 GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis Quarter ended December 31, Year ended December 31, $ in thousands 2023 2022 2023 2022 Realized Income and Fee Related Earnings: Income before taxes $483,100 $342,809 $1,333,063 $510,806 Adjustments: Amortization of intangibles(1) 30,924 30,444 201,521 308,215 Depreciation expense 8,087 6,844 31,664 26,868 Equity compensation expense(2) 62,455 48,271 255,419 198,948 Acquisition-related compensation expense(3) 5,503 2,063 7,334 206,252 Acquisition and merger-related expense 1,874 3,151 12,000 15,197 Placement fee adjustment 213 (5,523) (5,819) 2,088 Other expense, net 387 940 976 1,874 (Income) loss before taxes of non-controlling interests in consolidated subsidiaries (10,357) 6,226 (17,249) (357) Income before taxes of non-controlling interests in Consolidated Funds, net of eliminations (98,757) (70,767) (278,119) (119,664) Total performance (income) loss—unrealized 79,163 173,312 (305,370) (106,978) Total performance related compensation—unrealized (55,073) (118,613) 206,923 88,502 Total net investment income—unrealized (72,946) (834) (176,815) (724) Realized Income 434,573 418,323 1,265,528 1,131,027 Total performance income—realized (226,331) (274,075) (415,899) (418,021) Total performance related compensation—realized 148,934 183,050 282,406 274,541 Total investment loss—realized 11,550 8,445 31,706 6,803 Fee Related Earnings $368,726 $335,743 $1,163,741 $994,350 Note: This table is a reconciliation of income before taxes on a GAAP basis to RI and FRE on an unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the OMG. The OMG’s revenues and expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance. 1. For FY-23, amortization of intangibles includes non-cash impairment charges of $78.7 million recognized in Q1-23 through Q3-23, primarily related to the fair value of certain client relationships from Landmark in connection with lower expected FPAUM in a certain private equity secondaries fund from existing investors, the fair value of management contracts of certain funds in connection with lower than expected future fee revenue generated from these funds, and the rebranding of Ares SSG to Ares Asia and discontinued the ongoing use of the SSG trade name. For FY-22, amortization of intangibles includes non-cash impairment charges of $181.6 million recognized in Q3-22, related to rebranding of our secondaries group as Ares Secondaries and discontinued the ongoing use of the Landmark trade name, and fair value of management contracts in connection with lower than expected FPAUM. 2. For Q4-23, Q4-22, and FY-23, FY-22, equity compensation expense was attributable to the following: (i) non-recurring awards of $16.4 million, $12.7 million and $62.1 million, $50.8 million, respectively; (ii) annual bonus awards of $15.1 million, $11.7 million and $73.4 million, $55.7 million, respectively; and (iii) annual discretionary awards of $31.0 million, $24.6 million and $120.5 million, $93.9 million, respectively. 3. Represents contingent obligations (earnouts) recorded in connection with the acquisition of Landmark, Black Creek, Infrastructure Debt and Crescent Point that are recorded as compensation expense. Note: This table is a reconciliation of income before taxes on a GAAP basis to RI and FRE on an unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the OMG. The OMG’s revenues and expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance. 1. For Q4-23, Q4-22, and FY-23, FY-22, equity compensation expense was attributable to the following: (i) IPO awards and other non-recurring awards of $16.4 million, $12.7 million and $62.1 million, $50.8 million, respectively; (ii) annual bonus awards of $15.1 million, $11.7 million and $73.4 million, $55.7 million, respectively; and (iii) annual discretionary awards of $31.0 million, $24.6 million and $120.5 million, $93.9 million, respectively 2. Q1-21 LTM includes a $0.0 million### T 3. The contingent liability was excluded from the purchase consideration and resulted in a mismatch between the consideration transferred and net assets recognized. 1. Represents a component of the purchase price from realized performance income associated with one-time contingent consideration recorded in connection with the Black Creek acquisition. 100% of the realized performance income earned in 2021 is presented in incentive fees reported in accordance with GAAP, of which 50% is included on an unconsolidated basis. 1. For FY-23, amortization of intangibles includes non-cash impairment charges of ### related to our decision to rebrand Ares SSG to Ares Asia and to discontinue the ongoing use of the SSG trade name. 1. Includes a $42.3 million bargain purchase gain recognized in connection with the Black Creek Acquisition. The bargain purchase gain is related to the contingent liability established with the Black Creek Acquisition that was excluded from the purchase consideration.

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont'd)

	Quarter ended December 31,		Year ended December 31,	
$ in thousands	2023	2022	2023	2022
Performance income and net investment income reconciliation:				
Carried interest allocation	$76,751	$40,233	$618,579	$458,012
Incentive fees	243,300	271,208	276,627	301,187
Carried interest allocation and incentive fees	**320,051**	**311,441**	**895,206**	**759,199**
Performance income—realized from Consolidated Funds	963	3,946	1,101	3,980
Fee related performance revenues	(173,512)	(224,384)	(180,449)	(239,425)
Total performance (income) loss—unrealized	82,507	180,861	(292,799)	(99,429)
Performance (income) loss of non-controlling interests in consolidated subsidiaries	(3,678)	2,211	(7,160)	(6,304)
Performance income—realized	**$226,331**	**$274,075**	**$415,899**	**$418,021**
Total consolidated other income	**$199,643**	**$91,516**	**$499,037**	**$204,448**
Net investment income from Consolidated Funds	(158,299)	(120,121)	(509,333)	(266,628)
Principal investment income	24,953	10,802	155,632	48,223
Other expense, net	387	939	976	1,873
Other expense (income) of non-controlling interests in consolidated subsidiaries	(5,288)	9,253	(1,203)	6,005
Investment loss (income)—unrealized	(80,759)	2,774	(184,929)	14,557
Interest and other investment loss (income)—unrealized	7,813	(3,608)	8,114	(15,281)
Total realized net investment income (loss)	**$(11,550)**	**$(8,445)**	**$(31,706)**	**$(6,803)**

Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the OMG. The OMG's revenues and expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance.

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17 Credit Group(1) 1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to “Financial Details - Segmentsˮ on slide 25-26 for complete financial results. 2. Composite returns are calculated by asset-weighting the underlying fund-level time-weighted returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross time-weighted returns do not reflect the deduction of management fees, carried interest, as applicable, or other expenses, while net time-weighted returns are after giving effect to these items. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. Additional information for performance by strategy is as follows: • Performance for the alternative credit strategy is represented by Pathfinder I. The net returns were 0.6% for Q4-23 and 10.3% for FY-23. • Performance for the U.S. senior direct lending strategy is represented by the composite made up of SDL I and SDL II levered feeder funds. The net returns were 3.7% for Q4-23 and 14.2% for FY-23. The gross and net returns for the composite made up of the SDL I and SDL II unlevered feeder funds were 3.1% and 2.5% for Q4-23, respectively, and 12.5% and 9.8% for FY-23, respectively. • Performance for the U.S. junior direct lending strategy is represented by the composite made up of PCS I and PCS II. The net returns were 2.5% for Q4-23 and 13.9% for FY-23. • Performance for the European direct lending strategy is represented by the composite made up of ACE III, ACE IV and ACE V levered Euro-denominated feeder funds. Returns presented above for the European direct lending composite are Euro-denominated as this is the base denomination of the funds. The net returns were 1.4% for Q4-23 and 7.8% for FY-23. The gross and net returns for the composite made up of ACE III, ACE IV and ACE V U.S. dollar denominated feeder funds were 2.9% and 2.1% for Q4-23, respectively, and 12.4% and 9.1% for FY-23, respectively. • Performance for the Asia credit strategy is represented by the composite made up of SSG Fund V and SSG Fund VI. The net returns were 4.2% for Q4-23 and 18.9% for FY-23. Alternative Credit(2) 1.1% / 14.8% U.S. Senior Direct Lending(2) 4.7% / 18.6% U.S. Junior Direct Lending(2) 3.8% / 17.7% European Direct Lending(2) 2.1% / 11.0% Asia Credit(2) 6.1% / 29.3% Q4-23 / FY-23 gross returns $ in thousands Q4-23 Q4-22 % Change FY-23 FY-22 % Change Management and other fees $487,946 $411,255 19% $1,785,053 $1,448,510 23% Fee related performance revenues 166,467 58,869 183 167,333 71,497 134 Fee Related Earnings 391,125 302,914 29 1,257,528 977,892 29 Realized net performance income 65,999 36,042 83 96,357 59,308 62 Realized net investment income (loss) (855) 1,851 NM 14,786 18,434 (20) Realized Income $456,269 $340,807 34 $1,368,671 $1,055,634 30 AUM ($ in billions) $284.8 $225.6 26 FPAUM ($ in billions) $176.8 $151.3 17 Note: Past performance is not indicative of future results. The Credit Group had ~460 investment professionals, ~270 active funds, ~1,700 portfolio companies and ~1,400 alternative credit investments as of December 31, 2023. DO NOT DELETE: Slide Credit Group FY Section - used only for Q4 1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See “Financial Details - Segmentsˮ on slide 25-26 for complete financial results. 2. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Net returns are calculated using the fund’s NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its filings with the SEC, which are not part of this report. 3. The net return for European direct lending was 1.4% for Q4-23 and 7.8% for FY-23. Gross and net returns for European direct lending are represented by a composite made up of the ACE II, ACE III and ACE IV levered Euro-denominated feeder funds. The gross and net returns for the composite made up of the ACE II, ACE III and ACE IV U.S. dollar denominated feeder funds were 2.9% and 2.1% for Q4-23 and 12.4% and 9.1% for FY-23. Returns include activity from ACE II through its liquidation in Q4-21. Returns presented above are shown for the Euro-denominated composite as this is the base denomination of the funds. Composite returns are calculated by asset-weighting the underlying fund-level returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. • , ### in multi-asset credit, $2.6 billion in syndicated loans and ### in high yield 30% FY-23 increase in Realized Income 26% FY-23 increase in in AUM ARCC 384.0% / 1204.0%(2) Q4-23 / FY-23 net return European Direct Lending 2.1% / 11.0% (3) Q4-23 / FY-23 gross return 1. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Net returns are calculated using the fund’s NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its filings with the SEC, which are not part of this report. 1. The gross returns for the SDL unlevered feeder were 2.8% for Q4-23 and 11.5% for FY-23. The net returns for the SDL unlevered feeder were 2.3% for Q4-23 and 9.0% for FY-23. • Management and other fees increased by 19% and 23% for Q4-23 and FY-23, respectively, compared to Q4-22 and FY-22, primarily driven by deployment within U.S. and European direct lending and alternative credit • Fee related performance revenues increased by 183% and 134% for Q4-23 and FY-23, respectively, compared to Q4-22 and FY-22, primarily due to higher incentive fees recognized from U.S. and European direct lending vehicles in Q4-23 and FY-23 • Fee Related Earnings increased by 29% for both Q4-23 and FY-23, compared to Q4-22 and FY-22, primarily driven by the increase in management fees and net fee related performance revenues • Realized Income increased by 34% and 30% for Q4-23 and FY-23, respectively, compared to Q4-22 and FY-22, primarily driven by the increase in Fee Related Earnings and realized net performance income from U.S. and European direct lending funds • Capital deployment totaled $19.9 billion and $53.2 billion for Q4-23 and FY-23, respectively, primarily driven by $8.8 billion and $23.3 billion in U.S. direct lending, $3.9 billion and $13.0 billion in alternative credit, $4.3 billion and $10.2 billion in European direct lending and $2.6 billion and $5.6 billion in liquid credit for Q4-23 and FY-23, respectively Financial Summary and Highlights(1) • Fee related performance revenues increased by 183% and 134% for Q4-23 and FY-23, respectively, compared to Q4-22 and FY-22, primarily due to the timing of incentive fees recognized from U.S. and European direct lending vehicles

Private Equity Group(1)

- Management and other fees increased by 18% and 16% for Q4-23 and FY-23, respectively, compared to Q4-22 and FY-22, primarily driven by the acquisition of Crescent Point and by deployment in ASOF II
- Fee Related Earnings increased by 6% and 33% for Q4-23 and FY-23, respectively, compared to Q4-22 and FY-22, primarily driven by increase in management fees
- Realized Income decreased by 40% for Q4-23 compared to Q4-22, primarily driven by lower realized performance income from ASOF I and ACOF IV in Q4-23. Realized Income increased by 14% for FY-23 compared to FY-22, primarily driven by the increase in Fee Related Earnings. Interest expense increased for Q4-23 and FY-23 compared to Q4-22 and FY-22, respectively, and exceeded realized investment income in each period
- Capital deployment totaled $1.4 billion and $4.3 billion for Q4-23 and FY-23, respectively, primarily driven by $0.8 billion and $2.6 billion in special opportunites and $0.6 billion and $1.7 billion in corporate private equity for Q4-23 and FY-23, respectively

Financial Summary and Highlights(1)

$ in thousands	Q4-23(2)	Q4-22	% Change	FY-23(2)	FY-22	% Change
Management and other fees	$64,484	$54,795	18%	$233,327	$201,725	16%
Fee Related Earnings	**32,142**	**30,253**	**6**	**112,541**	**84,467**	**33**
Realized net performance income	8,824	33,085	(73)	28,132	33,506	(16)
Realized net investment loss	(4,461)	(2,971)	(50)	(17,904)	(9,975)	(79)
Realized Income	**$36,505**	**$60,367**	**(40)**	**$122,769**	**$107,998**	**14**
AUM ($ in billions)	**$39.1**	**$34.7**	**13**			
FPAUM ($ in billions)	**$21.6**	**$18.5**	**17**			

Corporate Private Equity(3)
1.4% / 5.8%

Special Opportunities(3)
7.0% / 18.7%

Q4-23 / FY-23 gross returns

Note: Past performance is not indicative of future results. The Private Equity Group had ~115 investment professionals, ~75 portfolio companies and ~65 active funds and related co-investment vehicles as of December 31, 2023. Included within these amounts, the acquisition of Crescent Point added ~25 investment professionals, ~30 portfolio companies and ~50 active funds and related co-investment vehicles as of December 31, 2023.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to "Financial Details - Segments" on slides 25-26 for complete financial results.
2. Includes results of Crescent Point following the acquisition close date of October 2, 2023.
3. All returns are gross fund-level time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments, and also reflect the deduction of all trading expenses. Gross time-weighted returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable, while net time-weighted returns are after giving effect to these items. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. Additional information for performance by strategy is as follows:
   - Performance for the corporate private equity strategy is represented by the composite made up of ACOF V and ACOF VI. The net fund-level returns were 2.2% for Q4-23 and 4.9% for FY-23.
   - Performance for the special opportunities strategy is represented by the composite made up of ASOF I and ASOF II. The net fund-level returns were 5.0% for Q4-23 and 14.0% for FY-23.

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Real Assets Group(1)

- Management and other fees increased by 7% and 9% for Q4-23 and FY-23, respectively, compared to Q4-22 and FY-22, primarily due to higher management fees from increases in the average capital base of our non-traded REITs, deployment in IDF V and commitments to our fourth U.S. opportunistic real estate equity fund. Management fees in Q4-23 and FY-23 included catch-up fees of $7.0 million and $1.8 million, respectively, from our fourth U.S. opportunistic real estate equity fund and Q4-23 also included $0.9 million from our second climate Infrastructure fund. FY-22 included catch-up fees of $4.8 million from US X
- AIREIT and AREIT generated $164.3 million of incentive fees in Q4-22 and FY-22 but did not meet the performance hurdles to generate incentive fees in Q4-23 and FY-23, resulting in the decrease in fee related performance revenues
- Fee Related Earnings decreased by 58% and 19% for Q4-23 and FY-23, respectively, compared to Q4-22 and FY-22, primarily driven by lower fee related performance revenues earned in FY-23, partially offset by higher management fees in Q4-23 and FY-23
- Realized Income decreased by 62% and 33% for Q4-23 and FY-23, respectively, compared to Q4-22 and FY-22, primarily due to the decrease in Fee Related Earnings in Q4-23 and FY-23 and higher realized net performance income from U.S. real estate equity funds for Q4-22 and FY-22
- Capital deployment totaled $1.8 billion and $7.6 billion for Q4-23 and FY-23, respectively, primarily driven by $0.6 billion and $2.3 billion in U.S. real estate equity, $0.3 billion and $1.7 billion in European real estate equity, $0.5 billion and $1.6 billion in infrastructure debt and $0.2 billion and $1.1 billion in infrastructure opportunities for Q4-23 and FY-23, respectively

Financial Summary and Highlights(1)

$ in thousands	Q4-23	Q4-22	% Change	FY-23	FY-22(2)	% Change
Management and other fees	$109,053	$101,530	7%	$419,132	$383,687	9%
Fee related performance revenues	—	165,515	(100)	334	167,693	(100)
Fee Related Earnings	58,091	136,782	(58)	218,807	271,626	(19)
Realized net performance income	2,574	21,898	(88)	8,222	50,025	(84)
Realized net investment income (loss)	(1,013)	(2,810)	64	(9,834)	814	NM
Realized Income	$59,652	$155,870	(62)	$217,195	$322,465	(33)
AUM ($ in billions)	$65.4	$66.1	(1)			
FPAUM ($ in billions)	$41.3	$41.6	(1)			

U.S. Real Estate Equity(3)
(0.8)% / 2.4%

European Real Estate Equity(3)
(2.5)% / (4.8)%

Infrastructure Debt(3)
1.0% / 7.6%

Q4-23 / FY-23 gross returns

Note: Past performance is not indicative of future results. The Real Assets Group had ~310 investment professionals, ~505 properties, ~65 infrastructure assets and ~65 active funds and related co-investment vehicles as of December 31, 2023.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to "Financial Details - Segments" on slides 25-26 for complete financial results.
2. Includes results of AMP Capital's Infrastructure Debt platform following the acquisition close date of February 10, 2022.
3. Gross time-weighted returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable, while net time-weighted returns are after giving effect to these items. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. Additional information for performance by strategy is as follows:
   - Performance for the U.S. real estate equity strategy is represented by the composite made up of DEV II, AREOF III, US VIII and US IX. The net returns were (0.7)% for Q4-23 and (0.04)% for FY-23.
   - Performance for the European real estate equity strategy is represented by the composite made up of EPEP II, EPEP III, EF IV and EF V. EF IV and EF V are each made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. Returns presented above for European real estate equity are shown for the Euro-denominated composite as this is the base denomination of the funds. The net returns were (2.1)% for Q4-23 and (5.0)% for FY-23. The gross and net returns for the U.S. dollar denominated feeder fund for European real estate equity were (1.0)% and (0.9)% for Q4-23, respectively, and (2.6)% and (2.2)% for FY-23, respectively.
   - Performance for the infrastructure debt strategy is represented by the composite made up of U.S. dollar denominated hedged feeder funds for IDF III, IDF IV and IDF V. The net returns were 1.4% for Q4-23 and 6.4% for FY-23.

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Secondaries Group[1]

- Management and other fees increased by 21% for Q4-23 compared to Q4-22 and decreased by 1% for FY-23 compared to FY-22, primarily driven by the timing of catch-up fees. Management fees in Q4-23 and FY-23 included catch-up fees of $7.5 million and $7.9 million, respectively, from LREF IX. Management fees in Q4-22 and FY-22 included catch-up fees mostly from LEP XVII of $2.7 million and $9.4 million, respectively. The decrease for FY-23 compared to FY-22 was partially offset by higher fees from APMF
- Fee related performance revenues increased for Q4-23 and FY-23 compared to Q4-22 and FY-22, primarily driven by APMF
- Fee Related Earnings increased by 9% for Q4-23 compared to Q4-22, primarily driven by increase in management fees and higher net fee related performance revenues. Fee Related Earnings decreased by 6% for FY-23 compared to FY-22, primarily driven by higher operating expenses, including higher supplemental distribution fees for APMF shares, partially offset by higher net fee related performance revenues
- Realized Income increased by 17% for Q4-23 compared to Q4-22, primarily driven by the increase in Fee Related Earnings. Realized Income decreased by 7% for FY-23 compared to FY-22, primarily driven by the decrease in Fee Related Earnings and the increase in interest expense, which exceeded realized net performance income and realized investment income in each period
- Capital deployment totaled $0.8 billion and $2.3 billion for Q4-23 and FY-23, respectively, primarily driven by $0.3 billion and $1.1 billion in private equity secondaries, $0.2 billion and $0.6 billion in real estate secondaries and $0.2 billion and $0.5 billion in infrastructure secondaries for Q4-23 and FY-23, respectively

Financial Summary and Highlights[1]

$ in thousands	Q4-23	Q4-22	% Change	FY-23	FY-22	% Change
Management and other fees	$50,354	$41,604	21%	$174,964	$176,694	(1)%
Fee related performance revenues	7,045	—	NM	12,782	235	NM
Fee Related Earnings	**33,125**	**30,390**	**9**	**104,387**	**110,501**	**(6)**
Realized net performance income	—	—	—	782	641	22
Realized net investment income (loss)	704	(1,470)	NM	(4,113)	(1,977)	(108)
Realized Income	**$33,829**	**$28,920**	**17**	**$101,056**	**$109,165**	**(7)**
AUM ($ in billions)	**$24.7**	**$22.0**	**12**			
FPAUM ($ in billions)	**$19.1**	**$17.7**	**8**			

Private Equity Secondaries[2]
(2.0)% / (1.5)%

Real Estate Secondaries[2]
(1.7)% / (4.4)%

Q4-23 / FY-23 gross returns

Note: Past performance is not indicative of future results. The Secondaries Group had ~85 investment professionals, ~900 limited partnership interests and ~75 active funds and related co-investment vehicles as of December 31, 2023.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to "Financial Details - Segments" on slides 25-26 for complete financial results.
2. Gross time-weighted returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable, while net time-weighted returns are after giving effect to these items. For all funds in the Secondaries Group, returns are calculated from results of the underlying portfolio that are generally reported on a three month lag and may not include the impact of economic and market activities occurring in the current reporting period. Additional information for performance by strategy is as follows:
   - Performance for the private equity secondaries is represented by LEP XVI. The net returns were (2.3)% for Q4-23 and (2.9)% for FY-23.
   - Performance for the real estate secondaries strategies is represented by LREF VIII. The net returns were (2.0)% for Q4-23 and (5.7)% for FY-23.

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Realized Income per Share Data

$ in thousands, except share data	Quarter ended December 31, 2023	Quarter ended December 31, 2022	Year ended December 31, 2023	Year ended December 31, 2022
After-tax Realized Income				
Realized Income before taxes	$434,573	$418,323	$1,265,528	$1,131,027
Entity level foreign, state and local taxes	(9,808)	(4,913)	(28,606)	(17,237)
Realized Income	**424,765**	**413,410**	**1,236,922**	**1,113,790**
Income tax expense[1]	(24,383)	(24,670)	(51,208)	(52,043)
After-tax Realized Income	**$400,382**	**$388,740**	**$1,185,714**	**$1,061,747**
After-tax Realized Income per share[2]	**$1.26**	**$1.26**	**$3.77**	**$3.46**
After-tax Realized Income per share of Class A and non-voting common stock				
Realized Income	$424,765	$413,410	$1,236,922	$1,113,790
x Average ownership % of Ares Operating Group	61.75%	60.12%	60.93%	59.82%
Realized Income attributable to Class A and non-voting common stockholders	**$262,292**	**$248,542**	**$753,713**	**$666,253**
Income tax expense[1]	(24,383)	(24,670)	(51,208)	(52,043)
After-tax Realized Income attributable to Class A and non-voting common stockholders	**$237,909**	**$223,872**	**$702,505**	**$614,210**
After-tax Realized Income per share of Class A and non-voting common stock[3]	**$1.21**	**$1.21**	**$3.65**	**$3.35**

1. For Q4-23, Q4-22 and FY-23, FY-22 amount represents accrued corporate taxes payable or receivable by Ares, net of deductions, for the periods presented and exclude the effects of $34.5 million, $25.0 million and $97.6 million, $7.4 million, respectively, of deferred income tax expense primarily related to net unrealized performance income and net unrealized investment income. These effects have been excluded as net unrealized performance income and net unrealized investment income have been excluded from RI. The primary differences between the current portion of taxable income and RI relate to the timing of certain items, primarily vesting of equity awards, exercise of stock options, payment of placement fees, and amortization of intangibles. Tax deductions associated with the vesting of restricted stock units and the exercise of options reduced our current tax provision by $34.6 million, $26.4 million and $99.2 million, $67.0 million for Q4-23, Q4-22 and FY-23, FY-22, respectively. The inclusion of the benefit in the after-tax RI per share calculation had the effect of increasing this metric by $0.18, $0.15 and $0.52, $0.37 for Q4-23, Q4-22 and FY-23, FY-22, respectively. The impact of its inclusion in the metric decreased the RI cash tax rate by 12.9%, 10.5% and 12.9%, 9.9% for Q4-23, Q4-22 and FY-23, FY-22, respectively, from the Company's statutory tax rate of 24.0% and 24.0% for FY-23 and FY-22, respectively. Income tax expense represents the current portion of our GAAP tax provision and is presented before giving effect to the tax benefits recorded in connection with the Tax Receivable Agreement ("TRA"). As a result, a higher income tax expense is used to calculate after-tax RI per share than the current taxes paid by the Company. The current tax benefits associated with the TRA, which represent 85.0% of the tax benefits, were $8.3 million and $5.9 million for FY-23 and FY-22, respectively. For more information regarding RI and After-tax RI, please refer to the "Glossary" slide in the appendix.
2. Weighted average shares used for after-tax RI per share for Q4-23 and Q4-22 were 318,728,473 and 308,906,131, respectively. Please refer to slide 27 in this presentation for further information.
3. Weighted average shares used for after-tax RI per share of Class A and non-voting common stock for Q4-23 and Q4-22 were 196,801,131 and 184,712,014, respectively. Please refer to slide 27 for additional details.

21

ARES

22 38% 40% 19% 5% Substantial balance sheet value related to investments primarily in Ares managed vehicles and net accrued performance income • As of December 31, 2023, our balance sheet included $348.3 million in cash and cash equivalents and $2,965.5 million in debt obligations, including $895.0 million drawn against our $1,325.0 million revolving credit facility • As of December 31, 2023, the fair value of our corporate investment portfolio was $1,211.9 million in accordance with GAAP. On an unconsolidated basis, our corporate investment portfolio was $2,041.3 million(1) • As of December 31, 2023, gross accrued performance income reported on a GAAP basis was $3,413.0 million and was $3,433.1 million on an unconsolidated basis • As of December 31, 2023, accrued performance income, net of performance related compensation reported on a GAAP basis and unconsolidated basis was $898.4 million(2) and $918.5 million,(2) respectively Balance Sheet 1. Unconsolidated investments includes $901.2 million of investments in Consolidated Funds that are eliminated upon consolidation for GAAP and excludes $71.8 million of investments that are attributable to non-controlling interests. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $3,413.0 million. 2. Net accrued performance income on a GAAP basis as of December 31, 2023 and December 31, 2022 excludes $20.1 million and $7.5 million, respectively, of accrued performance income related to our insurance platform that has been eliminated upon consolidation. 3. Net accrued performance income excludes net performance income—realized that has not been received by the Company as of the reporting date. For both periods presented, accrued performance income represents the accrued carried interest allocation. December 31, 2023 29% 45% 21% 5% December 31, 2022 Credit Private Equity Real Assets Secondaries $824.4 million(2) $898.4 million(2) Net Accrued Performance Income by Group(3) Substantial balance sheet value related to investments primarily in Ares managed vehicles and net accrued performance income • As of December 31, 2023, our balance sheet included $348.3 million in cash and cash equivalents and $2,965.5 million in debt obligations with no amounts drawn against our $1.065 billion revolving credit facility • As of December 31, 2023, the fair value of our corporate investment portfolio was $1,211.9 million in accordance with GAAP. On an unconsolidated basis, our corporate investment portfolio was $2,041.3 million(1) • As of December 31, 2023, gross accrued performance income on a GAAP basis and unconsolidated basis was $3,413.0 million and $0.0 million, respectively • As of December 31, 2023, accrued performance income, net of performance related compensation reported on a GAAP basis and unconsolidated basis was $898.4 million No difference between gaap/unconsolidated since incentives removed - no carry from consol vehicles [SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK]

23 Corporate Data Board of Directors Michael Arougheti Co-Founder, Chief Executive Officer and President of Ares Ashish Bhutani Former Chairman and Chief Executive Officer of Lazard Asset Management and Former Vice Chairman of Lazard Ltd Antoinette Bush Senior Advisor to News Corp Kipp deVeer Head of Credit Group Paul G. Joubert Founding Partner of EdgeAdvisors and Investing Partner in Converge Venture Partners David Kaplan Co-Founder Michael Lynton Chairman of Snap Inc. Eileen Naughton Former Chief People Officer and Vice President of People Operations at Google, Inc. Dr. Judy D. Olian President of Quinnipiac University Antony P. Ressler Co-Founder and Executive Chairman of Ares Bennett Rosenthal Co-Founder and Chairman of Private Equity Group Executive Officers Michael Arougheti Co-Founder, Chief Executive Officer and President Ryan Berry Chief Marketing and Strategy Officer Kipp deVeer Head of Credit Group David Kaplan Co-Founder Jarrod Phillips Chief Financial Officer Antony P. Ressler Co-Founder and Executive Chairman Bennett Rosenthal Co-Founder and Chairman of Private Equity Group Naseem Sagati Aghili General Counsel and Corporate Secretary Corporate Headquarters 2000 Avenue of the Stars 12th Floor Los Angeles, CA 90067 Tel: (310) 201-4100 Fax: (310) 201-4170 Corporate Counsel Kirkland & Ellis LLP Los Angeles, CA Independent Registered Public Accounting Firm Ernst & Young LLP Los Angeles, CA Research Coverage Autonomous Patrick Davitt (646) 561-6254 Bank of America Merrill Lynch Craig Siegenthaler (646) 855-5004 Barclays Benjamin Budish (212) 526-2418 Goldman Sachs Alexander Blostein (212) 357-9976 Jefferies Dan Fannon (415) 229-1523 JMP Securities Brian McKenna (212) 906-3545 JP Morgan Kenneth Worthington (212) 622-6613 Keefe, Bruyette & Woods Michael Brown (212) 887-3801 Morgan Stanley Michael Cyprys (212) 761-7619 Oppenheimer Chris Kotowski (212) 667-6699 RBC Capital Markets Kenneth Lee (212) 905-5995 UBS Investment Bank Adam Beatty (212) 713-2481 Wells Fargo Finian O’Shea (704) 410-0067 Wolfe Research Steven Chubak (646) 582-9315 Investor Relations Contacts Carl Drake Partner/Senior Advisor to Public Markets Investor Relations and Corporate Communications Tel: (678) 538-1981 cdrake@aresmgmt.com Greg Mason Partner/Co-Head of Public Markets Investor Relations Tel: (314) 282-2533 gmason@aresmgmt.com Cameron Rudd Vice President Tel: (678) 538-1986 crudd@aresmgmt.com General IR Contact Tel (U.S.): (800) 340-6597 Tel (International): (212) 808-1101 IRARES@aresmgmt.com Please visit our website at: www.aresmgmt.com Securities Listing NYSE: ARES Transfer Agent Equiniti Trust Company, LLC

0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Private Equity Real Estate Strategic Initiative s BUSINESS SECTOR PALETTE GENERAL PALETTE Appendix

25 Financial Details – Segments 1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. Please refer to “GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basisˮ on slides 15-16. 2. Includes fee related performance compensation of $105.5 million and (38,466) for Q4-23 and Q4-22, respectively, for the Credit Group and $0.0 million and $101.3 million for Q4-23 and Q4-22, respectively, for the Real Assets Group. Quarter ended December 31, 2023 $ in thousands Credit Group Private Equity Group Real Assets Group Secondaries Group Other Operations Management Group Total(1) Management fees $477,523 $63,629 $103,974 $50,345 $8,022 $— $703,493 Fee related performance revenues 166,467 — — 7,045 — — 173,512 Other fees 10,423 855 5,079 9 106 5,480 21,952 Compensation and benefits (129,535) (22,002) (37,638) (13,590) (6,053) (99,799) (308,617) Compensation and benefits—fee related performance compensation (105,499) — — (2,469) — — (107,968) General, administrative and other expenses (28,254) (10,340) (13,324) (8,215) (999) (52,514) (113,646) Fee related earnings 391,125 32,142 58,091 33,125 1,076 (146,833) 368,726 Performance income—realized 189,974 29,779 6,578 — — — 226,331 Performance related compensation—realized (123,975) (20,955) (4,004) — — — (148,934) Realized net performance income 65,999 8,824 2,574 — — — 77,397 Investment income (loss)—realized 565 234 (302) — — — 497 Interest and other investment income—realized 4,749 549 3,693 2,908 5,131 398 17,428 Interest expense (6,169) (5,244) (4,404) (2,204) (11,358) (96) (29,475) Realized net investment income (loss) (855) (4,461) (1,013) 704 (6,227) 302 (11,550) Realized income $456,269 $36,505 $59,652 $33,829 $(5,151) $(146,531) $434,573 Quarter ended December 31, 2022 $ in thousands Credit Group Private Equity Group Real Assets Group Secondaries Group Other Operations Management Group Total(1) Management fees $399,822 $54,168 $93,575 $41,604 $3,789 $— $592,958 Fee related performance revenues 58,869 — 165,515 — — — 224,384 Other fees 11,433 627 7,955 — 124 4,808 24,947 Compensation and benefits (106,198) (15,837) (17,566) (7,779) (6,244) (120,904) (274,528) Compensation and benefits—fee related performance compensation (38,466) — (101,266) — — — (139,732) General, administrative and other expenses (22,546) (8,705) (11,431) (3,435) (668) (45,501) (92,286) Fee related earnings 302,914 30,253 136,782 30,390 (2,999) (161,597) 335,743 Performance income—realized 97,988 121,594 54,493 — — — 274,075 Performance related compensation—realized (61,946) (88,509) (32,595) — — — (183,050) Realized net performance income 36,042 33,085 21,898 — — — 91,025 Investment income (loss)—realized 561 1,149 (1,109) — 1 (37) 565 Interest and other investment income (expense)—realized 6,031 648 1,448 415 2,768 (138) 11,172 Interest expense (4,741) (4,768) (3,149) (1,885) (5,429) (210) (20,182) Realized net investment income (loss) 1,851 (2,971) (2,810) (1,470) (2,660) (385) (8,445) Realized income $340,807 $60,367 $155,870 $28,920 $(5,659) $(161,982) $418,323 1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. Please refer to “GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basisˮ on slides 15-16.

26 Year ended December 31, 2023 $ in thousands Credit Group Private Equity Group Real Assets Group Secondaries Group Other Operations Management Group Total(1) Management fees $1,749,796 $230,251 $389,437 $174,942 $27,087 $— $2,571,513 Fee related performance revenues 167,333 — 334 12,782 — — 180,449 Other fees 35,257 3,076 29,695 22 374 23,685 92,109 Compensation and benefits (492,059) (85,024) (154,581) (56,467) (15,812) (361,124) (1,165,067) Compensation and benefits—fee related performance compensation (106,066) — 711 (5,693) — — (111,048) General, administrative and other expenses (96,733) (35,762) (46,789) (21,199) (3,119) (200,613) (404,215) Fee related earnings 1,257,528 112,541 218,807 104,387 8,530 (538,052) 1,163,741 Performance income—realized 271,550 117,899 20,990 5,460 — — 415,899 Performance related compensation—realized (175,193) (89,767) (12,768) (4,678) — — (282,406) Realized net performance income 96,357 28,132 8,222 782 — — 133,493 Investment income (loss)—realized 20,111 (1,434) (4,498) — 170 — 14,349 Interest and other investment income—realized 21,975 4,952 11,055 4,867 16,623 748 60,220 Interest expense (27,300) (21,422) (16,391) (8,980) (32,026) (156) (106,275) Realized net investment income (loss) 14,786 (17,904) (9,834) (4,113) (15,233) 592 (31,706) Realized income $1,368,671 $122,769 $217,195 $101,056 $(6,703) $(537,460) $1,265,528 Year ended December 31, 2022 $ in thousands Credit Group Private Equity Group Real Assets Group Secondaries Group Other Operations Management Group Total(1) Management fees $1,416,518 $199,837 $347,808 $176,694 $11,671 $— $2,152,528 Fee related performance revenues 71,497 — 167,693 235 — — 239,425 Other fees 31,992 1,888 35,879 — 274 24,529 94,562 Compensation and benefits (415,965) (86,561) (137,431) (53,579) (12,108) (317,396) (1,023,040) Compensation and benefits—fee related performance compensation (46,716) — (102,584) (164) — — (149,464) General, administrative and other expenses (79,434) (30,697) (39,739) (12,685) (2,089) (155,017) (319,661) Fee related earnings 977,892 84,467 271,626 110,501 (2,252) (447,884) 994,350 Performance income—realized 156,929 123,806 133,130 4,156 — — 418,021 Performance related compensation—realized (97,621) (90,300) (83,105) (3,515) — — (274,541) Realized net performance income 59,308 33,506 50,025 641 — — 143,480 Investment income (loss)—realized 7,078 3,432 3,115 — 861 (37) 14,449 Interest and other investment income (expense)—realized 27,288 2,546 9,045 3,683 9,130 (1,588) 50,104 Interest expense (15,932) (15,953) (11,346) (5,660) (21,781) (684) (71,356) Realized net investment income (loss) 18,434 (9,975) 814 (1,977) (11,790) (2,309) (6,803) Realized income $1,055,634 $107,998 $322,465 $109,165 $(14,042) $(450,193) $1,131,027 Financial Details – Segments 1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. Please refer to “GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basisˮ on slides 15-16. 1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. Please refer to “GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basisˮ on slides 15-16. 2. Includes fee related performance compensation of $106.1 million and $46.7 million for FY-23 and FY-22, respectively, for the Credit Group and $0.7 million and $102.6 million for FY-23 and FY-22, respectively, for the Real Assets Group. 3. Represents results of Landmark following the acquisition close date of June 2, 2021.

Weighted Average Shares

	Q4-23		Q4-22	
	Total Shares	Common Shares, As Adjusted[1]	Total Shares	Common Shares, As Adjusted[1]
Weighted average shares of Class A and non-voting common stock	189,762,660	189,762,660	176,996,146	176,996,146
Ares Operating Group Units exchangeable into shares of Class A common stock[2]	117,566,685	—	119,076,492	—
Dilutive effect of unvested restricted common units[3]	11,174,796	6,899,956	8,887,759	5,343,578
Dilutive effect of unexercised options[3]	224,332	138,515	3,945,734	2,372,290
Total Weighted Average Shares Used For Realized Income[4]	**318,728,473**	**196,801,131**	**308,906,131**	**184,712,014**

1. Represents proportional dilutive impact based upon the weighted average percentage of Ares Operating Group owned by Ares Management Corporation (61.75% and 60.12% as of December 31, 2023 and 2022, respectively).
2. Represents units exchangeable for shares of Class A common stock on a one-for-one basis. Q4-22 included the dilutive effect of 1.7 million contingently issuable units.
3. We apply the treasury stock method to determine the dilutive weighted-average common shares represented by our restricted units to be settled in shares of Class A common stock and options to acquire shares of Class A common stock. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding shares of Class A common stock, thus reducing the weighted-average number of shares and the dilutive effect of these awards.
4. Excludes Class B common stock and Class C common stock as they are not entitled to any economic benefits of Ares in an event of dissolution, liquidation or winding up of Ares.

27

ARES

28 Credit • AUM increased by 26% from Q4-22, primarily driven by commitments to U.S. direct lending funds, our sixth European direct lending fund and Pathfinder II Private Equity • AUM increased by 13% from Q4-22, primarily driven by the acquisition of Crescent Point and by commitments to our seventh corporate private equity fund Real Assets • AUM decreased by 1% from Q4-22, primarily driven by distributions and redemptions from certain funds within our U.S. real estate equity strategy, partially offset by commitments to our fourth U.S. opportunistic real estate equity fund and our second climate infrastructure fund Secondaries • AUM increased by 13% from Q4-22, primarily driven by commitments across funds within our infrastructure and credit secondaries strategies Other • AUM increased by 31% from Q4-22, primarily driven by additional managed assets within our insurance platform and capital raised in the initial public offering for AAC II AUM Rollforward Q4-23 AUM Rollforward $ in millions Credit Private Equity Real Assets Secondaries Other Total Q3-23 Ending Balance $268,881 $34,289 $63,915 $23,255 $4,602 $394,942 Acquisitions — 3,697 — — — 3,697 Net new par/equity commitments 7,984 1,524 2,329 1,873 1,668 15,378 Net new debt commitments 5,096 — 576 — — 5,672 Capital reductions (845) (2) (75) — — (922) Distributions (2,239) (707) (835) (274) (117) (4,172) Redemptions (1,066) — (350) — (492) (1,908) Net allocations among investment strategies 915 — — 30 (945) — Change in fund value 6,070 304 (147) (124) 56 6,159 Q4-23 Ending Balance $284,796 $39,105 $65,413 $24,760 $4,772 $418,846 QoQ change $15,915 $4,816 $1,498 $1,505 $170 $23,904 FY-23 AUM Rollforward $ in millions Credit Private Equity Real Assets Secondaries Other Total Q4-22 Ending Balance $225,579 $34,749 $66,061 $21,961 $3,647 $351,997 Acquisitions — 3,697 — — — 3,697 Net new par/equity commitments 40,393 1,621 6,076 3,648 7,008 58,746 Net new debt commitments 14,897 — 726 — — 15,623 Capital reductions (3,858) (9) (480) — — (4,347) Distributions (7,185) (2,309) (4,796) (1,116) (423) (15,829) Redemptions (3,345) — (1,759) (1) (1,046) (6,151) Net allocations among investment strategies 4,258 — — 5 (4,263) — Change in fund value 14,057 1,356 (415) 263 (151) 15,110 Q4-23 Ending Balance $284,796 $39,105 $65,413 $24,760 $4,772 $418,846 YoY change $59,217 $4,356 ($648) $2,799 $1,125 $66,849 1. [Equity commitments and distributions reported during Q1-23 were each overstated by $1.8 billion for our insurance platform, which is presented within Other. These amounts have been properly reflected in the current period and had no impact on AUM, FPAUM, net flows or any other amounts for any period presented.]

FPAUM Rollforward

Q4-23 FPAUM Rollforward

$ in millions	Credit	Private Equity	Real Assets	Secondaries	Other	Total
Q3-23 Ending Balance	**$167,013**	**$19,368**	**$40,810**	**$17,869**	**$2,633**	**$247,693**
Acquisitions	—	1,692	—	—	—	1,692
Commitments	3,634	—	1,638	1,019	1,364	7,655
Deployment/subscriptions/increase in leverage	7,752	595	555	165	—	9,067
Capital reductions	(976)	—	(127)	—	—	(1,103)
Distributions	(2,120)	—	(1,150)	(157)	(117)	(3,544)
Redemptions	(2,067)	—	(353)	—	—	(2,420)
Net allocations among investment strategies	850	—	—	30	(880)	—
Change in fund value	2,704	—	(35)	56	28	2,753
Change in fee basis	—	(41)	—	58	(116)	(99)
Q4-23 Ending Balance	**$176,790**	**$21,614**	**$41,338**	**$19,040**	**$2,912**	**$261,694**
QoQ change	**$9,777**	**$2,246**	**$528**	**$1,171**	**$279**	**$14,001**

FY-23 FPAUM Rollforward

$ in millions	Credit	Private Equity	Real Assets	Secondaries	Other	Total
Q4-22 Ending Balance	**$151,275**	**$18,447**	**$41,607**	**$17,668**	**$2,064**	**$231,061**
Acquisitions	—	1,692	—	—	—	1,692
Commitments	8,333	—	3,674	1,645	6,181	19,833
Deployment/subscriptions/increase in leverage	23,701	2,752	2,968	473	150	30,044
Capital reductions	(3,657)	—	(455)	—	—	(4,112)
Distributions	(7,927)	(1,232)	(3,862)	(613)	(415)	(14,049)
Redemptions	(4,474)	—	(1,775)	(1)	—	(6,250)
Net allocations among investment strategies	4,363	—	—	30	(4,393)	—
Change in fund value	5,176	—	(917)	(164)	(346)	3,749
Change in fee basis	—	(45)	98	2	(329)	(274)
Q4-23 Ending Balance	**$176,790**	**$21,614**	**$41,338**	**$19,040**	**$2,912**	**$261,694**
YoY change	**$25,515**	**$3,167**	**($269)**	**$1,372**	**$848**	**$30,633**

Credit	FPAUM increased by 17% from Q4-22, primarily driven by deployment of capital in funds across U.S. and European direct lending and alternative credit, capital raised by our business development companies and the addition of four CLOs
Private Equity	FPAUM increased by 17% from Q4-22, primarily driven by the acquisition of Crescent Point and by deployment of capital in ASOF II
Real Assets	FPAUM decreased by 1% from Q4-22, primarily driven by distributions from certain funds within our U.S. real estate equity and infrastructure debt strategies, partially offset by commitments to our fourth U.S. opportunistic real estate equity fund and our second climate infrastructure fund
Secondaries	FPAUM increased by 8% from Q4-22, primarily driven by commitments to LREF IX and to funds within our infrastructure secondaries strategy
Other	FPAUM increased by 41% from Q4-22, primarily driven by additional managed assets within our insurance platform

29

ARES

30 AUM and FPAUM by Strategy 1. AUM includes ARCC, IHAM and Senior Direct Lending Program ("SDLP") AUM of $28.0 billion, $10.9 billion and $4.2 billion, respectively. ARCC’s wholly owned portfolio company, IHAM, an SEC- registered investment adviser, manages 20 vehicles as of December 31, 2023. SDLP is a program co-managed by a subsidiary of Ares through which ARCC co-invests with Varagon Capital Partners. 2. Excludes $8.2 billion of AUM and $8.7 billion of FPAUM that is sub-advised by Ares vehicles and included within other strategies. As of December 31, 2023 $ in billions AUM % AUM FPAUM % FPAUM Credit Liquid Credit $47.3 17% $46.1 26% Alternative Credit 33.9 12 23.2 13 U.S. Direct Lending(1) 123.1 43 67.6 38 European Direct Lending 68.3 24 34.3 19 Asia Credit 11.9 3 5.6 4 Other 0.3 1 — — Credit $284.8 100% $176.8 100% Private Equity Corporate Private Equity $21.0 54% $11.4 53% Special Opportunities 14.6 36 8.5 39 APAC Private Equity 3.4 9 1.7 8 Other 0.1 1 — — Private Equity $39.1 100% $21.6 100% Real Assets U.S. Real Estate Equity $29.2 45% $20.8 50% European Real Estate Equity 9.4 14 6.2 15 Real Estate Debt 11.1 17 3.3 8 Infrastructure Opportunities 6.3 10 5.1 12 Infrastructure Debt 9.4 14 5.9 15 Real Assets $65.4 100% $41.3 100% Secondaries Private Equity Secondaries $13.1 53% $11.2 59% Real Estate Secondaries 7.8 32 6.0 31 Infrastructure Secondaries 2.4 9 1.8 9 Credit Secondaries 1.4 6 0.1 1 Secondaries $24.7 100% $19.1 100% Other Insurance(2) $4.3 90% $2.9 100% SPACs 0.5 10 — — Other $4.8 100% $2.9 100% Total $418.8 $261.7 Insurance - FPAUM could be higher. AIS credit funds have fee basis on invested capital, so the reduction in AUM for Aspida in Insurance could be higher than FPAUM reduction 1. or sub-adviser for zero other vehicle

31 Balance Sheet Investments by Strategy(1) $ in millions As of December 31, 2023 As of December 31, 2022 Credit Liquid Credit(2) $127.3 $93.0 Alternative Credit 37.8 54.6 U.S. Direct Lending 84.6 111.9 European Direct Lending 55.7 33.4 Asia Credit 32.9 18.7 Credit $338.3 $311.6 Private Equity Corporate Private Equity $277.3 $222.4 Special Opportunities 42.8 73.9 APAC Private Equity 21.9 18.8 Private Equity $342.0 $315.1 Real Assets U.S. Real Estate Equity $95.9 $87.2 European Real Estate Equity 87.2 35.9 Real Estate Debt 108.6 27.4 Infrastructure Opportunities 28.6 31.4 Infrastructure Debt 33.3 28.9 Real Assets $353.6 $210.8 Secondaries Private Equity Secondaries $105.9 $97.0 Real Estate Secondaries 11.9 11.1 Infrastructure Secondaries 2.8 1.3 Secondaries $120.6 $109.4 Other Insurance $510.4 $226.8 Other Investments 376.4 157.5 Other $886.8 $384.3 Total $2,041.3 $1,331.2 1. As of December 31, 2023, the fair value of our corporate investment portfolio was $1,211.9 million as reported in accordance with GAAP. The difference between GAAP and unconsolidated investments represents $901.2 million of investments in Consolidated Funds that are eliminated upon consolidation and excludes $71.8 million of investments that are attributable to non- controlling interests. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $3,413.0 million. 2. Includes $83.1 million and $82.0 million in syndicated loans as of December 31, 2023 and December 31, 2022, respectively, which represents Ares' maximum exposure of loss from its investments in Ares CLOs.

Significant Fund Performance Metrics

The following table presents the performance data for the significant funds that are not drawdown funds:

			As of December 31, 2023						
			Returns(%)						
			Quarter-to-Date		Year-to-Date		Since Inception[1]		
($ in millions)	Year of Inception	AUM	Gross	Net	Gross	Net	Gross	Net	Primary Investment Strategy
Credit									
ARCC[2]	2004	$27,977	N/A	3.8	N/A	12.0	N/A	15.7	U.S. Direct Lending
CADC[3]	2017	5,030	N/A	3.7	N/A	13.8	N/A	6.4	U.S. Direct Lending
Real Assets									
AREIT[2]	2012	5,267	N/A	(1.3)	N/A	(4.8)	N/A	6.7	U.S. Real Estate Equity
AIREIT[3]	2017	7,718	N/A	(2.6)	N/A	(9.8)	N/A	9.9	U.S. Real Estate Equity
Open-ended industrial real estate fund[4]	2017	4,957	(2.0)	(2.0)	(8.1)	(7.7)	19.9	16.2	U.S. Real Estate Equity

Note: Past performance is not indicative of future results. AUM and net returns are as of December 31, 2023 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarters. Please refer to significant fund performance endnotes on slides 35-37 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. ARCC is a publicly traded vehicle.

32

ARES

Significant Fund Performance Metrics (cont'd)

The following table presents the performance data for our significant drawdown funds:

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[4]	Unrealized Value[5]	Total Value	MoIC Gross[6]	MoIC Net[7]	IRR(%) Gross[8]	IRR(%) Net[9]	Primary Investment Strategy
	As of December 31, 2023											
Credit												
Funds Harvesting Investments												
SDL I Unlevered	2018	$4,818	$922	$872	$342	$711	$1,053	1.3x	1.2x	9.0	6.9	U.S. Direct Lending
SDL I Levered			2,045	2,022	915	1,755	2,670	1.4x	1.3x	15.3	11.4	
ACE IV Unlevered[10]	2018	10,199	2,851	2,311	746	2,123	2,869	1.3x	1.2x	8.1	5.8	European Direct Lending
ACE IV Levered[10]			4,819	3,903	1,752	3,502	5,254	1.5x	1.3x	11.5	8.2	
Funds Deploying Capital												
ACE V Unlevered[11]	2020	17,270	7,026	5,201	555	5,433	5,988	1.2x	1.2x	11.4	8.5	European Direct Lending
ACE V Levered[11]			6,376	4,723	741	5,093	5,834	1.3x	1.2x	17.3	12.5	
PCS II	2020	5,524	5,114	3,240	223	3,409	3,632	1.2x	1.1x	10.1	7.2	U.S. Direct Lending
Pathfinder I	2020	4,286	3,683	2,702	201	3,127	3,328	1.3x	1.2x	18.1	12.9	Alternative Credit
SDL II Unlevered	2021	15,747	1,989	1,221	129	1,242	1,371	1.2x	1.1x	12.2	9.5	U.S. Direct Lending
SDL II Levered			6,047	3,567	602	3,655	4,257	1.3x	1.2x	20.2	15.2	
Open-ended core alternative credit fund[12]	2021	4,674	4,229	3,219	263	3,260	3,523	1.1x	1.1x	11.9	8.6	Alternative Credit

Note: Past performance is not indicative of future results. Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment. AUM and net returns are as of December 31, 2023 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarters. Please refer to significant fund performance endnotes on slide 35 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

33

ARES

Significant Fund Performance Metrics (cont'd)

The following table presents the performance data for our significant drawdown funds (cont'd):

As of December 31, 2023												
								MoIC		IRR(%)		
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	Gross[3]	Net[4]	Gross[5]	Net[6]	Primary Investment Strategy
Private Equity												
Funds Harvesting Investments												
ACOF V	2017	$8,765	$7,850	$7,611	$3,505	$8,253	$11,758	1.5x	1.4x	11.6	8.3	Corporate Private Equity
ASOF I	2019	5,559	3,518	5,500	4,462	3,775	8,237	1.8x	1.6x	26.0	20.2	Special Opportunities
Funds Deploying Capital												
ACOF VI	2020	7,419	5,743	5,109	593	6,696	7,289	1.4x	1.3x	24.2	17.9	Corporate Private Equity
ASOF II	2021	7,580	7,128	5,926	1,371	5,241	6,612	1.2x	1.1x	14.4	9.6	Special Opportunities
								MoIC		IRR(%)		
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[5]	Unrealized Value[6]	Total Value	Gross[7]	Net[8]	Gross[9]	Net[10]	Primary Investment Strategy
Real Assets												
Fund Harvesting Investments												
IDF IV[11]	2018	$3,120	$4,012	$4,531	$2,235	$2,875	$5,110	1.2x	1.2x	6.9	5.3	Infrastructure Debt
Fund Deploying Capital												
IDF V[12]	2020	4,771	4,585	3,152	519	2,945	3,464	1.1x	1.1x	12.4	9.5	Infrastructure Debt
								MoIC		IRR(%)		
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	Gross[3]	Net[4]	Gross[5]	Net[6]	Primary Investment Strategy
Secondaries												
Fund Harvesting Investments												
LEP XVI[7]	2016	$4,769	$4,896	$3,571	$1,990	$2,952	$4,942	1.5x	1.4x	26.9	18.1	Private Equity Secondaries

Note: Past performance is not indicative of future results. Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment. AUM and net returns are as of December 31, 2023 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarters. Please refer to significant fund performance endnotes on slides 36-38 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

For all funds within the Secondaries Group, returns are calculated from results of the underlying portfolio that are generally reported on a three month lag and may not include the impact of economic and market activities occurring in the current reporting period.

34

35 Credit 1. Since inception returns are annualized. 2. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Net returns are calculated using the fund’s NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its filings with the SEC, which are not part of this report. 3. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. Additional information related to CADC can be found in its filings with the SEC, which are not part of this report. 4. Realized value represents the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 5. Unrealized value represents the fund’s NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 6. The gross multiple of invested capital (“MoICˮ) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 8. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 9. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 10. ACE IV is made up of four parallel funds, two denominated in Euros and two denominated in pound sterling: ACE IV (E) Unlevered, ACE IV (G) Unlevered, ACE IV (E) Levered and ACE IV (G) Levered. The gross and net IRR and MoIC presented in the table are for ACE IV (E) Unlevered and ACE IV (E) Levered. Metrics for ACE IV (E) Levered are inclusive of a U.S. dollar denominated feeder fund, which has not been presented separately. The gross and net IRR for ACE IV (G) Unlevered are 9.7% and 7.0%, respectively. The gross and net MoIC for ACE IV (G) Unlevered are 1.4x and 1.3x, respectively. The gross and net IRR for ACE IV (G) Levered are 12.8% and 9.1%, respectively. The gross and net MoIC for ACE IV (G) Levered are 1.5x and 1.4x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund’s closing. All other values for ACE IV Unlevered and ACE IV Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 11. ACE V is made up of four parallel funds, two denominated in Euros and two denominated in pound sterling: ACE V (E) Unlevered, ACE V (G) Unlevered, ACE V (E) Levered, and ACE V (G) Levered, and two feeder funds: ACE V (D) Levered and ACE V (Y) Unlevered. ACE V (E) Levered includes the ACE V (D) Levered feeder fund and ACE V (E) Unlevered includes the ACE V (Y) Unlevered feeder fund. The gross and net IRR and gross and net MoIC presented in the table are for ACE V (E) Unlevered and ACE V (E) Levered. Metrics for ACE V (E) Levered exclude the ACE V (D) Levered feeder fund and metrics for ACE V (E) Unlevered exclude the ACE V (Y) Unlevered feeder fund. The gross and net IRR for ACE V (G) Unlevered are 13.3% and 10.0%, respectively. The gross and net MoIC for ACE V (G) Unlevered are 1.2x and 1.2x, respectively. The gross and net IRR for ACE V (G) Levered are 18.1% and 13.2%, respectively. The gross and net MoIC for ACE V (G) Levered are 1.3x and 1.2x, respectively. The gross and net IRR for ACE V (D) Levered are 16.6% and 12.3%, respectively. The gross and net MoIC for ACE V (D) Levered are 1.3x and 1.2x, respectively. The gross and net IRR for ACE V (Y) Unlevered are 11.1% and 8.0%, respectively. The gross and net MoIC for ACE V (Y) Unlevered are 1.2x and 1.1x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE V Unlevered and ACE V Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 12. Performance for the open-ended core alternative credit fund, a perpetual capital vehicle, is presented as a drawdown fund as investor commitments to the fund are drawn sequentially in order of closing date, typically over a period of approximately 12 to 18 months. The fund is made up of a Class M (“Main Classˮ) and a Class C (“Constrained Classˮ). The Main Class includes investors electing to participate in all investments and the Constrained Class includes investors electing to be excluded from exposure to liquid investments. The gross and net IRR and gross and net MoIC presented in the table are for the Main Class. The gross and net IRRs for the Constrained Class are 10.8% and 7.7%, respectively. The gross and net MoIC for the Constrained Class are 1.2x and 1.1x, respectively. Significant Fund Performance Metrics Endnotes

36 Significant Fund Performance Metrics Endnotes (cont’d) Private Equity 1. Realized value represents the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized value excludes any proceeds related to bridge financings. 2. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross MoICs are also calculated before giving effect to any bridge financings. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level. The net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, carried interest, as applicable, and other expenses. The net MoICs are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net MoIC would be 1.3x for ACOF V and 1.2x for ACOF VI. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRRs reflect returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross IRRs are also calculated before giving effect to any bridge financings. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. The net IRRs are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net IRRs would be 8.4% for ACOF V and 16.6% for ACOF VI.

37 Real Assets 1. Since inception returns are annualized. 2. Performance is measured by total return, which includes income and appreciation and reinvestment of all distributions for the respective time period. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Actual individual stockholder returns will vary. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. The inception date used in the calculation of the since inception return is the date in which the first shares of common stock were sold after converting to a NAV-based REIT. Additional information related to AREIT can be found in its filings with the SEC, which are not part of this report. 3. Performance is measured by total return, which includes income and appreciation and reinvestment of all distributions for the respective time period. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Actual individual stockholder returns will vary. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. Additional information related to AIREIT can be found in its filings with the SEC, which are not part of this report. 4. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, incentive fees, as applicable, or other expenses. Net returns are calculated by subtracting the applicable management fees, incentive fees, as applicable and other expenses from the gross returns on a quarterly basis. 5. Realized value includes distributions of operating income, sales and financing proceeds received. 6. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 7. The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 8. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and, if applicable, excludes interests attributable to the non fee-paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees, carried interest, as applicable, credit facility interest expense, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 9. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 10. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 11. IDF IV is made up of U.S. Dollar hedged, U.S. Dollar unhedged, Euro unhedged, Yen hedged parallel funds and a single investor U.S. Dollar parallel fund. The gross and net IRR and MoIC presented in the table are for the U.S. Dollar hedged parallel fund. The gross and net IRR for the U.S. Dollar unhedged parallel fund are 6.6% and 4.5%, respectively. The gross and net MoIC for the U.S. Dollar unhedged parallel fund are 1.2x and 1.1x, respectively. The gross and net IRR for the Euro unhedged parallel fund are 6.4% and 5.1%, respectively. The gross and net MoIC for the Euro unhedged parallel fund are 1.2x and 1.1x, respectively. The gross and net IRR for the Yen hedged parallel fund are 4.6% and 2.8%, respectively. The gross and net MoIC for the Yen hedged parallel fund are 1.1x and 1.1x, respectively. The gross and net IRR for the single investor U.S. Dollar parallel fund are 5.1% and 4.0%, respectively. The gross and net MoIC for the single investor U.S. Dollar parallel fund are 1.1x and 1.1x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for IDF IV are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 12. IDF V is made up of U.S. Dollar hedged, Euro unhedged, GBP hedged, Yen hedged and a single investor parallel fund. The gross and net IRR and MoIC presented in the table are for the U.S. Dollar hedged parallel fund. The gross and net IRR for the Euro unhedged parallel fund are 11.5% and 8.6%, respectively. The gross and net MoIC for the Euro unhedged parallel fund are 1.1x and 1.1x, respectively. The gross and net IRR for the GBP hedged parallel fund are 11.9% and 8.8%, respectively. The gross and net MoIC for the GBP hedged parallel fund are 1.1x and 1.1x, respectively. The gross and net IRR for the Yen hedged parallel fund are 9.5% and 6.7%, respectively. The gross and net MoIC for the Yen hedged parallel fund are 1.1x and 1.0x, respectively. The gross and net IRR for the single investor U.S. Dollar parallel fund are 10.0% and 7.7%, respectively. The gross and net MoIC for the single investor U.S. Dollar parallel fund are 1.1x and 1.1x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for IDF V are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. Significant Fund Performance Metrics Endnotes (cont’d)

38 Significant Fund Performance Metrics Endnotes (cont’d) Secondaries 1. Realized value represents the sum of all cash distributions to all limited partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the limited partners’ share of fund’s NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of all partners. If applicable, limiting the gross MoIC to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund’s governing documentation. The gross fund-level MoIC would have generally been lower had such fund called capital from its partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund’s governing documentation. The net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to all partners. If applicable, limiting the gross IRR to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund’s governing documents. The gross fund-level IRR would generally have been lower had such fund called capital from its partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long- term credit facility as permitted by the respective fund’s governing documents. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. The results of each fund is presented on a combined basis with the affiliated parallel funds or accounts, given that the investments are substantially the same.

39 Supplemental Performance Metrics Note: Past performance is not indicative of future results. AUM and net returns are as of December 31, 2023 unless otherwise noted. Please refer to supplemental performance metric endnotes on slide 41 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. As of December 31, 2023 Year of Inception Original Capital Commitments Capital Invested to Date Realized Value(1) Unrealized Value(2) Total Value MoIC IRR(%) Primary Investment Strategy($ in millions) AUM Gross(3) Net(4) Gross(5) Net(6) Credit Funds Harvesting Investments ACE III(7) 2015 $3,716 $2,822 $2,429 $2,133 $1,587 $3,720 1.6x 1.4x 10.1 7.1 European Direct Lending SSG Fund IV 2016 918 1,181 1,731 1,391 621 2,012 1.3x 1.2x 13.2 8.0 Asia Credit PCS I 2017 3,461 3,365 2,653 1,810 1,862 3,672 1.5x 1.3x 11.9 8.5 U.S. Direct Lending SSG Fund V 2018 2,203 1,878 2,238 1,829 721 2,550 1.2x 1.1x 26.7 15.7 Asia Credit The following table presents the performance data for commingled funds that were previously reported as significant funds:

Supplemental Performance Metrics (cont'd)

The following table presents the performance data for commingled funds that were previously reported as significant funds:

					As of December 31, 2023							
								MoIC		IRR(%)		
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	Gross[3]	Net[4]	Gross[5]	Net[6]	Primary Investment Strategy
Private Equity												
Funds Harvesting Investments												
ACOF III	2008	$73	$3,510	$3,922	$10,293	$17	$10,310	2.6x	2.1x	27.5	20.2	Corporate Private Equity
ACOF IV	2012	1,184	4,700	4,319	9,139	995	10,134	2.3x	1.9x	19.3	14.0	Corporate Private Equity
SSF IV	2015	1,336	1,515	3,638	3,445	1,252	4,697	1.7x	1.6x	10.5	8.3	Special Opportunities
Fund Deploying Capital												
AEOF	2018	616	1,120	977	112	515	627	0.6x	0.6x	(11.6)	(14.2)	Corporate Private Equity
Real Assets												
Funds Harvesting Investments												
US VIII	2013	215	824	842	1,494	147	1,641	1.9x	1.7x	20.8	17.0	U.S. Real Estate Equity
US IX	2017	623	1,040	948	1,120	537	1,657	1.8x	1.5x	19.5	16.4	U.S. Real Estate Equity
EF IV[7]	2014	358	1,299	1,243	1,689	260	1,949	1.6x	1.4x	14.7	10.0	European Real Estate Equity
EPEP II[8]	2015	221	747	659	678	202	880	1.3x	1.2x	12.3	8.8	European Real Estate Equity
EF V[9]	2018	1,791	1,968	1,702	609	1,444	2,053	1.2x	1.1x	9.7	4.5	European Real Estate Equity
USPF IV	2010	600	1,688	2,121	2,046	587	2,633	1.2x	1.1x	4.6	1.2	Infrastructure Opportunities
EIF V	2015	663	801	1,435	1,492	586	2,078	1.4x	1.5x	17.5	12.3	Infrastructure Opportunities
Fund Deploying Capital												
AREOF III	2019	1,611	1,697	1,356	567	1,105	1,672	1.2x	1.1x	16.3	7.4	U.S. Real Estate Equity
Secondaries												
Funds Harvesting Investments												
LEP XV[7]	2013	1,324	3,250	2,635	3,054	664	3,718	1.6x	1.4x	17.0	11.8	Private Equity Secondaries
LREF VIII[7]	2016	3,158	3,300	2,343	1,506	1,614	3,120	1.5x	1.3x	21.1	14.1	Real Estate Secondaries

Note: Past performance is not indicative of future results. AUM and net returns are as of December 31, 2023 unless otherwise noted. Please refer to supplemental performance metric endnotes on slides 41-43 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

For all funds within the Secondaries Group, returns are calculated from results of the underlying portfolio that are generally reported on a three month lag and may not include the impact of economic and market activities occurring in the current reporting period.

40

ARES

41 Supplemental Performance Metrics Endnotes Credit 1. Realized value represents the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The gross fund-level IRR would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. ACE III is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated feeder fund. The gross and net IRR for the U.S. dollar denominated feeder fund are 10.9% and 7.9%, respectively. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.7x and 1.5x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund’s closing. All other values for ACE III are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. Private Equity 1. Realized proceeds represent the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized proceeds excludes any proceeds related to bridge financings. 2. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross MoICs are also calculated before giving effect to any bridge financings. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level. The net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, carried interest, as applicable, and other expenses. The net MoICs for the corporate private equity and special opportunities funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net MoIC would be 2.1x for ACOF III, 1.8x for ACOF IV and 0.6x for AEOF. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility.

42 Supplemental Performance Metrics Endnotes (cont’d) Private Equity (cont’d) 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRRs reflect returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross IRRs are also calculated before giving effect to any bridge financings. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. The net IRRs are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net IRRs would be 20.2% for ACOF III, 14.0% for ACOF IV and (14.2)% for AEOF. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would have generally been lower had such fund called capital from its limited partners instead of utilizing the credit facility. Real Assets 1. For the infrastructure opportunities funds, realized proceeds represent the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized proceeds excludes any proceeds related to bridge financings. For the real estate funds, realized proceeds include distributions of operating income, sales and financing proceeds received. 2. Unrealized value represents the fund’s NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. For the infrastructure opportunities funds, the gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses. For the real estate funds, the gross MoIC is calculated at the investment level and is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, carried interest, as applicable, and other expenses. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or carried interest or has such fees rebated outside of the fund. The net MoIC is after giving effect to management fees, carried interest, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. For the real estate funds, cash flows used in the gross IRR calculation are assumed to occur at quarter-end. For the infrastructure opportunities funds, cash flows used in the gross IRR calculation are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or carried interest or has such fees rebated outside of the fund. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. EF IV is made up of two parallel funds, one denominated in U.S. Dollars and one denominated in Euros. The gross and net MoIC presented in the table are for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.6x and 1.4x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 14.4% and 10.5%, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for EF IV are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 8. EPEP II is made up of dual currency investors and Euro currency investors. The gross and net MoIC and gross and net IRR presented in the table are for dual currency investors as dual currency investors represent the largest group of investors in the fund. Multiples exclude foreign currency gains and losses since dual currency investors fund capital contributions and receive distributions in local deal currency (GBP or EUR) and therefore, do not realize foreign currency gains or losses. The gross and net IRRs for the euro currency investors, which include foreign currency gains and losses, are 12.4% and 9.0%, respectively. The gross and net MoIC for the euro currency investors are 1.3x and 1.2x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for EPEP II are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 9. EF V is made up of two parallel funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.2x and 1.1x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 9.2% and 6.3%, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing. All other values for EF V are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate.

43 Supplemental Performance Metrics Endnotes (cont’d) Secondaries 1. Realized value represents the sum of all cash distributions to all limited partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the limited partners' share of fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of all partners. If applicable, limiting the gross MoIC to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documentation. The gross fund-level MoIC would generally have been lower had such fund called capital from its partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documentation. The net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to all partners. If applicable, limiting the gross IRR to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documents. The gross fund- level IRR would generally have been lower had such fund called capital from its partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long- term credit facility as permitted by the respective fund's governing documents. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. The results of each fund is presented on a combined basis with the affiliated parallel funds or accounts, given that the investments are substantially the same.

44 Glossary Ares Operating Group Entities Ares Operating Group entities or an "AOG Entity" refers to, collectively, Ares Holdings, L.P. (“Ares Holdingsˮ) and any future entity designated by our board of directors in its sole discretion as an Ares Operating Group entity. Ares Operating Group Unit Ares Operating Group Unit or an “AOG Unitˮ refers to, collectively, a partnership unit in the Ares Operating Group entities. Assets Under Management Assets Under Management or “AUMˮ generally refers to the assets we manage. For our funds other than CLOs, our AUM represents the sum of the net asset value (“NAVˮ) of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). NAV refers to the fair value of the assets of a fund less the fair value of the liabilities of the fund. For the CLOs we manage, our AUM is equal to initial principal amounts adjusted for paydowns. AUM also includes the proceeds raised in the initial public offerings of special purpose acquisition companies (“SPACsˮ) sponsored by us, less any redemptions. AUM Not Yet Paying Fees AUM Not Yet Paying Fees (also referred to as “shadow AUMˮ) refers to AUM that is not currently paying fees and is eligible to earn management fees upon deployment. Available Capital Available Capital (also referred to as “dry powderˮ) is comprised of uncalled committed capital and undrawn amounts under credit facilities and may include AUM that may be canceled or not otherwise available to invest. Consolidated Funds Consolidated Funds refers collectively to certain Ares funds, co-investment vehicles, CLOs and SPACs that are required under GAAP to be consolidated in our consolidated financial statements. Dividend Policy In the normal course of business, we expect to pay dividends to our Class A and non-voting common stockholders that are aligned with our expected annual fee related earnings after an allocation of current taxes paid. For the purpose of determining this amount, we allocate the total current taxes paid between FRE and realized incentive and investment income in a manner that is expected to be disproportionate to earnings generated by these metrics and the actual taxes paid on these metrics should they be measured separately. Additionally, our methodology uses the tax benefits from certain expenses that are not included in these non-GAAP metrics, such as equity-based compensation from the vesting of restricted units, and the exercise of stock options and from the amortization of intangible assets, among others. The portion of the current tax allocated to performance and net investment income is calculated by multiplying the statutory tax rate currently in effect by the realized performance and net investment income attributable to the Company. We subtract this amount from the total current tax and the remainder is allocated to FRE. We use this method to allocate the portion of the current income tax provision to FRE to approximate the amount of cash that is available to pay dividends to our shareholders. If cash flows from FRE were insufficient to fund dividends over a sustained period of time, we expect that we would reduce dividends or suspend paying such dividends. Accordingly, there is no assurance that dividends would continue at the current levels or at all. Fee Paying AUM Fee Paying AUM or “FPAUMˮ refers to the AUM from which we directly earn management fees. FPAUM is equal to the sum of all the individual fee bases of our funds that directly contribute to our management fees. For our funds other than CLOs, our FPAUM represents the amount of limited partner capital commitments for certain closed-end funds within the reinvestment period, the amount of limited partner invested capital for the aforementioned closed-end funds beyond the reinvestment period and the portfolio value, gross asset value or NAV. For the CLOs we manage, our FPAUM is equal to the gross amount of aggregate collateral balance, at par, adjusted for defaulted or discounted collateral.

45 Glossary (cont’d) Fee Related Earnings Fee Related Earnings or “FREˮ, a non-GAAP measure, is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees and fee related performance revenues, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as FRE excludes net performance income, investment income from our funds and adjusts for certain other items that we believe are not indicative of our core operating performance. Fee related performance revenues, together with fee related performance compensation, is presented within FRE because it represents incentive fees from perpetual capital vehicles that are measured and eligible to be received on a recurring basis and are not dependent on realization events from the underlying investments. Fee Related Performance Revenues Fee Related Performance Revenues refers to incentive fees from perpetual capital vehicles that are: (i) measured and eligible to be received on a recurring basis; and (ii) not dependent on realization events from the underlying investments. Certain vehicles are subject to hold back provisions that limit the amounts paid in a particular year. Such hold back amounts may be paid in subsequent years, subject to their extended performance conditions. Gross Capital Deployment Gross Capital Deployment refers to the aggregate amount of capital invested by our funds during a given period, and includes investments made by our drawdown funds and perpetual capital vehicles and new capital raised and invested by our open- ended managed accounts, sub-advised accounts and CLOs, but excludes capital that is reinvested (after receiving repayments of capital) by our open-ended managed accounts, sub-advised accounts and CLOs. Incentive Eligible AUM Incentive Eligible AUM or “IEAUMˮ generally refers to the AUM of our funds and other entities from which carried interest and incentive fees may be generated, regardless of whether or not they are currently generating carried interest and incentive fees. It generally represents the NAV plus uncalled equity or total assets plus uncalled debt, as applicable, of our funds for which we are entitled to receive carried interest and incentive fees, excluding capital committed by us and our professionals (from which we generally do not earn carried interest and incentive fees), as well as proceeds raised in the initial public offerings of SPACs sponsored by us, less any redemptions. With respect to Ares Capital Corporation (NASDAQ: ARCC) (“ARCCˮ) and Ares Strategic Income Fund’s (“ASIFˮ) AUM, only Part II Fees may be generated from IEAUM. Incentive Generating AUM Incentive Generating AUM or “IGAUMˮ refers to the AUM of our funds and other entities that are currently generating carried interest and incentive fees on a realized or unrealized basis. It generally represents the NAV or total assets of our funds, as applicable, for which we are entitled to receive carried interest and incentive fees, excluding capital committed by us and our professionals (from which we generally do not earn carried interest and incentive fees). ARCC and ASIF are only included in IGAUM when Part II Fees are being generated. Management Fees Management Fees refers to fees we earn for advisory services provided to our funds, which are generally based on a defined percentage of fair value of assets, total commitments, invested capital, net asset value, net investment income, total assets or par value of the investment portfolios managed by us. Management fees include Part I Fees, a quarterly fee based on the net investment income of certain funds. Net Inflows of Capital Net Inflows of Capital refers to net new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as new debt and equity issuances by our publicly-traded vehicles minus redemptions from our open-ended funds, managed accounts and sub-advised accounts.

46 Glossary (cont’d) Operations Management Group In addition to our reportable segments, we have an Operations Management Group (the “OMGˮ) that consists of shared resource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations, information technology, strategy and relationship management, legal, compliance and human resources. The OMG includes Ares Wealth Management Solutions, LLC (“AWMSˮ) that facilitates the product development, distribution, marketing and client management activities for investment offerings in the global wealth management channel. The OMG’s revenues and expenses are not allocated to our reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. Our management uses this information to assess the performance of our reportable segments and OMG, and we believe that this information enhances the ability of shareholders to analyze our performance. Our Funds Our Funds refers to the funds, alternative asset companies, trusts, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and an SEC-registered investment adviser. Part I Fees Part I Fees refers to a quarterly fee on the net investment income of ARCC, CION Ares Diversified Credit Fund (“CADCˮ) and ASIF. Such fees are classified as management fees as they are predictable and recurring in nature, not subject to contingent repayment and generally cash-settled each quarter, unless subject to a payment deferral. Part II Fees Part II Fees refers to fees from ARCC and ASIF that are paid in arrears as of the end of each calendar year when the respective cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of respective Part II Fees paid in all prior years since inception. Performance Income Performance Income refers to income we earn based on the performance of a fund that is generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements and may be either performance revenue or carried interest, but in all cases excludes fee related performance revenues. Perpetual Capital Perpetual Capital refers to the AUM of: (i) our publicly-traded vehicles, including ARCC, Ares Commercial Real Estate Corporation (NYSE: ACRE) (“ACREˮ) and Ares Dynamic Credit Allocation Fund, Inc. (NYSE: ARDC) (“ARDCˮ); (ii) our non-traded vehicles, including our non-traded real estate investment trusts (“REITsˮ), Ares Private Markets Fund (“APMFˮ), ASIF and CADC; (iii) Aspida Holdings Ltd. (together with its subsidiaries, “Aspidaˮ); and (iv) certain other commingled funds and managed accounts that have an indefinite term, are not in liquidation, and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Perpetual Capital - Managed Accounts refers to managed accounts for single investors primarily in illiquid strategies that meet the perpetual capital criteria. Perpetual Capital - Private Commingled Funds refers to commingled funds that meet the perpetual capital criteria, not including our publicly traded vehicles or non-traded vehicles. Perpetual capital may be withdrawn by investors under certain conditions, including through an election to redeem an investor’s fund investment or to terminate the investment management agreement, which in certain cases may be terminated on 30 days’ prior written notice. In addition, the investment management or advisory agreements of certain of our publicly-traded and non-traded vehicles have one year terms, which are subject to annual renewal by such vehicles.

47 Glossary (cont’d) Realized Income Realized Income or “RIˮ, a non-GAAP measure, is an operating metric used by management to evaluate performance of the business based on operating performance and the contribution of each of the business segments to that performance, while removing the fluctuations of unrealized income and losses, which may or may not be eventually realized at the levels presented and whose realizations depend more on future outcomes than current business operations. RI differs from income before taxes by excluding: (i) operating results of our Consolidated Funds; (ii) depreciation and amortization expense; (iii) the effects of changes arising from corporate actions; and (iv) unrealized gains and losses related to carried interest, incentive fees and investment performance; and adjusting for certain other items that we believe are not indicative of our operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers, acquisitions and capital activities, underwriting costs and expenses incurred in connection with corporate reorganization. Placement fee adjustment represents the net portion of either expense deferral or amortization of upfront fees to placement agents that is required to match the timing of expense recognition with the period over which management fees are expected to be earned from the associated fund for segment purposes but have been expensed in advance in accordance with GAAP. For periods in which the amortization of upfront fees for segment purposes is higher than the GAAP expense, the placement fee adjustment is presented as a reduction to RI. After-tax RI is RI less the current income tax provision. For this purpose, the current income tax provision represents the sum of (i) taxes paid or payable as reflected in the Company’s GAAP financial statements for the period and (ii) amounts payable under the Tax Receivable Agreement for which a tax benefit was included in the current period provision. The current income tax provision reflects the tax benefits associated with deductions available to the Company on certain expense items that have been excluded from the underlying calculation of RI, such as equity-based compensation deductions. If tax deductions related to the vesting of restricted units and exercise of stock options were excluded, the resulting current income tax provision and the implied tax rate would be higher, which would reduce After-tax RI. The assumptions applied in calculating our current income tax provision as presented under U.S. GAAP and in determining After-tax RI are consistent. Management believes that utilizing the current income tax provision, calculated as described above, in determining After-tax RI is meaningful because it increases comparability between periods and more accurately reflects amounts that are available for distribution to stockholders.